    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY   , 1998
                                                      REGISTRATION NO. 333-30721
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2
                        (POST-EFFECTIVE AMENDMENT NO. 1)
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             MULTIMEDIA GAMES, INC.
                 (Name of Small Business Issuer in Its Charter)
                             ---------------------

             TEXAS                                    7922                                74-2611034
(State or Other Jurisdiction of           (Primary Standard Industrial                 (I.R.S. Employer
Incorporation or Organization)             Classification Code Number)               Identification No.)

                             ---------------------

         7335 SOUTH LEWIS AVENUE, SUITE 204                     7335 SOUTH LEWIS AVENUE, SUITE 204
                TULSA, OKLAHOMA 74136                                  TULSA, OKLAHOMA 74136
                   (918) 494-0576                                         (918) 494-0576
(Address and Telephone Number Of Principal Executive    (Address of Principal Place of Business or Intended
                       Offices)                                    Principal Place of Business)

                             ---------------------

                       FREDERICK E. ROLL, VICE PRESIDENT
                             MULTIMEDIA GAMES, INC.
                       7335 SOUTH LEWIS AVENUE, SUITE 204
                             TULSA, OKLAHOMA 74136
                                 (918) 494-0576
           (Name, Address and Telephone Number of Agent for Service)
                             ---------------------

                                   Copies to:
                                LARRY W. SANDEL
                 HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON
                       320 SOUTH BOSTON AVENUE, SUITE 400
                             TULSA, OKLAHOMA 74103
                                 (918) 594-0400
                             ---------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             MULTIMEDIA GAMES, INC.

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
            OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM SB-2


      ITEM NUMBERS OF FORM SB-2 AND TITLE OF ITEM                PROSPECTUS CAPTION
      -------------------------------------------                ------------------
1.    Front of Registration Statement and Outside
      Front Cover Page of Prospectus.............    Front of Registration Statement; Outside
                                                     Front Cover Page of Prospectus
2.    Inside Front and Outside Back Cover Pages
      of Prospectus..............................    Inside Front Cover Page of Prospectus;
                                                     Available Information
3.    Summary Information and Risk Factors.......    Prospectus Summary; Risk Factors
4.    Use of Proceeds............................    Use of Proceeds
5.    Determination of Offering Price............    Not Applicable
6.    Dilution...................................    Not Applicable
7.    Selling Security Holders...................    Selling Securityholders
8.    Plan of Distribution.......................    Outside Front Cover Page of Prospectus;
                                                     Plan of Distribution
9.    Legal Proceedings..........................    Risk Factors; The Company -- Litigation
10.   Directors, Executive Officers, Promoters
      and Control Persons........................    Management
11.   Security Ownership of Certain Beneficial
      Owners and Management......................    Security Ownership of Certain Beneficial
                                                     Owners and Management
12.   Description of Securities..................    Description of Securities
13.   Interest of Named Experts and Counsel......    Legal Matters; Independent Public
                                                     Accountants
14.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................    Disclosure of Commission Position on
                                                     Indemnification and Securities Act
                                                     Liabilities
15.   Organization Within Last Five Years........    Prospectus Summary; The Company
16.   Description of Business....................    Prospectus Summary; The Company
17.   Management's Discussion and Analysis or
      Plan of Operation..........................    Management's Discussion and Analysis of
                                                     Financial Condition and Results of
                                                     Operations
18.   Description of Property....................    The Company-Properties
19.   Certain Relationships and Related
      Transactions...............................    Certain Relationships and Related
                                                     Transactions
20.   Market for Common Equity and Related
      Stockholder Matters........................    Market Prices of Securities
21.   Executive Compensation.....................    Management -- Executive Compensation
22.   Financial Statements.......................    Financial Statements
23.   Changes In and Disagreements With
      Accountants on Accounting and Financial
      Disclosure.................................    Not Applicable

PROSPECTUS

                             MULTIMEDIA GAMES, INC.


           100,667 REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS


           283,944 REDEEMABLE CLASS B COMMON STOCK PURCHASE WARRANTS


                1,792,143 SHARES OF COMMON STOCK, $.01 PAR VALUE



     This Prospectus relates to 100,667 issued and outstanding Redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants") and to 283,944 Redeemable Class B Common Stock Purchase Warrants (the "Class B Warrants") which may be offered and sold from time to time by the Selling Securityholders named herein (the "Selling Securityholders"). This Prospectus also relates to 1,792,143 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of Multimedia Games, Inc. (the "Company"), that are issuable from time to time by the Company upon the exercise of such Warrants and upon the exercise of the other issued and outstanding Class A Warrants and Class B Warrants of the Company held by persons other than the Selling Securityholders (together and collectively, the "Warrants"). See "Plan of Distribution."



     Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $8.00 per share, subject to certain adjustments. The Warrants became exercisable on November 7, 1997 and expire on November 12, 2001, if not exercised on or prior to that date. The Warrants are redeemable at the option of the Company for $.10 per Warrant on not less than 30 days prior written notice at any time after November 7, 1997, in the case of the Class A Warrants, and at any time after February 7, 1999, in the case of the Class B Warrants. See "Description of Securities."



     The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MGAM". On January 24, 1998, the last reported sale price of the Common Stock was $10.015 per share. The Class A Warrants are traded on the Nasdaq SmallCap Market under the symbol "MGAMW". On January 24, 1998, the last reported sale price of the Class A Warrants was $5.125 per Warrant. The Class B Warrants are traded on the Nasdaq SmallCap Market under the symbol "MGAMZ". On January 20, 1998, the last reported sale price of the Class B Warrants was $5.875 per Warrant.


     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Company will not receive any of the proceeds from the sale of Warrants and Shares (collectively, the "Securities") by the Selling Securityholders. The Company will bear all costs relating to the registration of the Securities which are estimated to be approximately $100,000. Certain of the Selling Securityholders have entered into agreements, directly or indirectly, with Walsh, Manning Securities, LLC ("Walsh Manning"), that restrict the sale of the Securities by such Selling Securityholder without the consent of Walsh Manning. See "Selling Securityholders."

              The date of this Prospectus is January      , 1998.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK AND WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                             ---------------------

                               TABLE OF CONTENTS


Prospectus Summary..........................................    3
Risk Factors................................................    6
Forward Looking Statements..................................    11
Use of Proceeds.............................................    11
Market Prices of Securities.................................    12
Capitalization..............................................    13
Selected Financial Data.....................................    14
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    15
The Company.................................................    20
Management..................................................    27
Certain Relationships and Related Transactions..............    32
Security Ownership of Certain Beneficial Owners and
  Management................................................    33
Selling Securityholders.....................................    34
Plan of Distribution........................................    35
Description of Securities...................................    36
Experts.....................................................    38
Legal Matters...............................................    38
Available Information.......................................    38
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................    39
Index to Financial Statements...............................    F-1
Report of Independent Accountants...........................    F-2
Financial Statements........................................    F-3


     The Company intends to furnish its shareholders with annual reports containing audited financial statements certified by an independent accounting firm. The Company's fiscal year ends September 30 of each year.

                               PROSPECTUS SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by references to the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus.

                                  THE COMPANY

     The Company provides satellite linked, high stakes bingo games and interactive high speed bingo games played on interconnected electronic player stations to participating bingo halls owned primarily by American Indian tribes located throughout the United States.

     Prior to August 1995, the Company's principal business was to conduct high stakes bingo games under the names MegaBingo, MegaCash and MegaBingo Lite. MegaBingo and MegaCash are played simultaneously at multiple bingo halls using a closed-circuit television satellite link thereby allowing a greater number of players to compete against one another for prizes generally larger than could be offered by a bingo hall acting alone. The participating bingo halls are owned and operated on behalf of American Indian tribes and are located in the States of Arizona, California, Kansas, Minnesota, New Mexico, Oklahoma and South Dakota, among others. MegaBingo Lite provides smaller prizes to similarly linked Indian bingo halls and is presently delivered to bingo halls primarily located in the State of Oklahoma. The Company believes that its MegaBingo, MegaCash and MegaBingo Lite games are the only regularly scheduled multi-hall, high stakes bingo games in the United States.

     In August 1995, the Company introduced MegaMania, a high-speed bingo game developed by the Company that allows customers to purchase bingo cards and to play bingo on an interactive electronic player station that requires rapid decisions and presents game results in a fast-action color video format featuring graphics and animation accompanied by sound. The stations are interconnected with other stations at participating bingo halls through the Company's computer network, thus allowing players to compete against one another to win a common pooled prize.


     The Company's gaming revenues emanate from the proceeds of bingo card sales, with profits derived from revenues remaining after payment of prizes, bingo hall commissions and operating expenses. The Company also derives revenues from the sale and lease of MegaMania player stations and related equipment.


     American Gaming Network L.L.C., which was a 49% owned subsidiary of the Company until October 1997 when the Company acquired the other 51% interest, accepts orders and purchases bingo cards at Indian bingo halls and plays those cards at the bingo halls on behalf of proxy play participants who are located off the Indian lands. To date, revenues from proxy play bingo have been insignificant.

     Multimedia Games, Inc. (the "Company") was incorporated under the laws of the State of Texas on August 30, 1991. Unless the context otherwise requires, the term the "Company" includes Multimedia Games, Inc., and its subsidiaries -- TV Games, Inc., MegaBingo, Inc., Multimedia Creative Services, Inc. and American Gaming Network L.L.C. The Company's executive offices are located at 7335 South Lewis Avenue, Suite 204, Tulsa, Oklahoma 74136, and its telephone number is (918) 494-0576.

     MegaBingo, MegaCash, MegaBingo Lite(TM) and MegaMania(TM) are registered trademarks and tradenames of the Company, and all references herein are deemed to include the applicable tradename or trademark designation.

                                  THE OFFERING

Risk Factors..................   Investment in the Securities offered hereby
                                 involves a high degree of risk and, therefore, the Securities should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the Securities should carefully review and consider the factors set forth under "Risk
                                 Factors" as well as the other information contained herein, before purchasing any of the Securities.


Securities Offered............   100,667 Class A Warrants and 283,944 Class B
                                 Warrants are being offered by the Selling
                                 Securityholders named herein; and 1,792,143 shares of Common Stock are being offered by the Company to the holders of the Warrants upon the exercise thereof. See "Selling Securityholders" and "Plan of Distribution".


                                 Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $8.00 per share, subject to certain adjustments to prevent dilution. The Warrants became exercisable on November 7, 1997, and expire at 5: 00 p. m. Eastern Time on November 12, 2001, if not exercised prior to that time. The Warrants are redeemable, in whole or in part, at the option of the Company, for $.10 per Warrant, upon not less than 30 days prior written notice, at any time after November 7, 1997, in the case of the Class A Warrants, and at any time after February 7, 1999, in the case of the Class B Warrants; provided that (i) the closing bid quotation of the Common Stock is at least 150% of the then exercise price of the Warrant on each of the 20 trading days ending not later than the seventh trading day prior to the day on which notice of redemption is given; and (ii) the Company has an effective registration statement covering the Warrants and the Shares. See "Description of Securities."

Use of Proceeds...............   The Company will receive none of the proceeds
                                 from the sale of the Securities offered hereby by the Selling Securityholders; however, the Company will receive proceeds at the rate of $8.00 per Share, for each Share issued upon the exercise of a Warrant.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the financial statements of the Company appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements and the notes thereto.

INCOME STATEMENT AND OPERATING DATA:


                                                             YEAR ENDED SEPTEMBER 30,
                                                            --------------------------
                                                               1997           1996
                                                            -----------    -----------
  Total revenues..........................................  $39,052,000    $22,887,000
  Operating income........................................      997,000        202,000
  Net income..............................................    1,311,000         40,000
  Earnings (loss) per common and equivalent share,
     primary..............................................  $       .27    $      (.04)
  Earnings (loss) per common and equivalent share,
     fully diluted........................................  $       .20    $      (.04)


BALANCE SHEET DATA:

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
  Working capital...........................................   $ 3,846,000
  Total assets..............................................    15,400,000
  Current portion of long-term debt.........................       395,000
  Long-term debt............................................       675,000
  Stockholders equity.......................................   $10,277,000

                                  RISK FACTORS

     Prospective purchasers of the Securities should carefully consider the following risk factors as well as the other information contained in this Prospectus before making an investment in the Securities.

GOVERNMENT REGULATION; POSSIBLE ILLEGALITY OF COMPANY ACTIVITIES

     On December 31, 1997, the U.S. Attorney for the Northern District of Oklahoma (the "Tulsa U.S. Attorney") filed a civil forfeiture action in the Federal District Court for the Northern District against the player stations and centralized computer equipment used to play MegaMania located in the Northern District. Pursuant to the civil forfeiture action, agents of the Federal Bureau of Investigation ("FBI") entered the Company's headquarters in Tulsa, Oklahoma and seized the Company's central computer system which caused the play of MegaMania to cease throughout the Company's nationwide MegaMania network. Agents also entered the bingo halls of the Cherokee Nation and Seneca-Cayuga tribe in the Northern District and seized approximately 300 MegaMania player stations. Agents also entered the bingo hall of the Choctaw nation in the Eastern District of Oklahoma and seized the Company's bingo ball blower that was used to draw numbers for the play of MegaMania. No other seizure or enforcement action was taken outside the Northern District.

     About 18 hours following the seizure actions, the Company was again operating MegaMania throughout its MegaMania network through the use of back-up systems, except at the bingo halls in the Northern District where the MegaMania player stations were seized, and such play has continued without interference or interruption since that time. No other seizure or enforcement actions have been instituted or taken against the Company or any of its customers regarding MegaMania since the initial actions taken on December 31, 1997.

     On January 5, 1998, the Company and the Seneca-Cayuga tribe filed a Complaint For Declaratory Relief in the Northern District seeking a declaration by the courts that MegaMania is a legal Class II bingo game as permitted by the Indian Gaming Regulatory Act of 1988 (the "Gaming Act"). On January 12, 1998, the Choctaw Nation of Oklahoma, the Chickasaw Nation of Oklahoma and the Cheyenne-Arapaho Tribe of Oklahoma filed a similar Complaint For Declaratory Relief in the Federal Court for the District of Columbia seeking a declaration by the courts that MegaMania is a legal Class II bingo game.


     On January 23, 1998, the Company, the Seneca-Cayuga tribe and the Cherokee Nation entered into a standstill agreement with the Tulsa U.S. Attorney and the other U.S. Attorneys in Oklahoma which allowed the bingo halls of the Seneca-Cayuga's and Cherokee's to immediately commence playing MegaMania, assured the Company and the tribes that no other seizure or enforcement action would be taken in Oklahoma, and agreed to a speedy trial on the merits of MegaMania within 120 days. As a result of the standstill agreement, the Company believes there will be no seizure or enforcement actions taken against MegaMania in any of the United States during the pendency of the trial on the merits of MegaMania as a Class II bingo game. The Company intends to vigorously defend its position that MegaMania is a Class II game; however, no assurances can be given that the Company will be successful on the merits. If MegaMania is ultimately determined to be Class III gaming, the loss of the MegaMania business would have a material adverse effect upon the Company's financial condition and results of operation. Even if the Company is successful on the merits, the legal fees and expenses to be incurred by the Company related to the MegaMania litigation will be significant and are expected to materially and adversely affect the Company's reported earnings during the periods in which the legal fees are rendered and the related costs incurred by the Company.


     The operation of gaming on Indian lands is subject to the Gaming Act which also established the National Indian Gaming Commission ("NIGC") with the authority to promulgate rules and regulations to enforce certain aspects of the Gaming Act and to protect tribal interests involved in gaming activities. The NIGC has previously given favorable opinions that the Company's MegaMania game is a Class II rather than a Class III gaming activity. These opinions are of significance because, generally speaking, Class II gaming may be conducted on Indian lands if the state in which the Indian land is located permits such gaming for any purpose by any person. Class III gaming, on the other hand, which includes gaming such as video casino games, slot machines, most table games (e.g., blackjack and craps) and keno, may only be conducted pursuant to a compact reached between the Indian tribe and the state in which the tribe is located. MegaMania was designed and is operated by the Company as a Class II game within the definition of bingo set forth in the Gaming Act, and the Company and the various Indian tribes that play MegaMania have relied upon the opinions of the NIGC in operating and playing MegaMania. The NIGC has also issued rulings regarding the Company's Integrated Gaming Services Agreements with the tribes and has determined them to be service contracts rather than management contracts, thereby allowing the Company to obtain more favorable terms than would have been permitted had the agreements been determined to be management contracts. See "Dependance Upon Tribal Contracts" and "The
Company -- Integrated Gaming Services Agreements."



     There can be no assurance that the NIGC, either on its own initiative or as the result of pressure from or cooperation with other agencies such as the Department of Justice ("DOJ"), will not enact additional regulations or reinterpret existing regulations in a manner that would have a material and adverse effect upon the Company, including requiring the Company to restructure its existing contractual arrangements with Indian tribes or requiring changes in the way the Company's games are conducted so that such games are classified as Class II. Any such restructuring of the Company's games has the additional risk that such games will no longer appeal to consumers or be acceptable to the tribes. There can also be no assurance that the Gaming Act or other Federal laws will not be amended, or new legislation or regulations enacted, so as to limit the authority of tribes to self-regulate Class II gaming or to change the definition of Class II gaming in a manner adverse to the Company's business.


DEVELOPING OPERATING ENVIRONMENT

     The environment in which the Company conducts its business is relatively new and presents significant operating challenges and uncertainties. The Gaming Act was adopted in 1988 and the development of the Federal, State and tribal infrastructure to regulate the proliferation of Indian gaming activities has occurred only since that time. Fundamental issues concerning the scope and intent of the Gaming Act remain unresolved, as do issues relating to the jurisdiction and authority of different Federal, State, local and tribal governments and agencies. The NIGC was not fully operational until February 1993, and prior to that the Bureau of Indian Affairs was responsible for certain functions now performed by the NIGC. As a result, the adoption and implementation of regulations in furtherance of the Gaming Act have moved cautiously and there is a comparative lack of case law or interpretation of such regulations or of the Gaming Act. Moreover, the Company is on the leading edge of the rapid advancement of technological innovation in gaming, and issues relating, for example, to the use of electronic aids for the playing of games and gaming on the Internet are either novel or lack historical precedent sufficient to enable the Company to predict with certainty the outcome of planned actions or the response of regulatory authorities.

TRIBAL REGULATION

     Each Federally recognized Indian tribe has the standing of a sovereign nation. As such, without approval from the tribes, the tribes cannot be sued or otherwise held accountable under any but tribal laws. Each tribe which is a party to the Company's Integrated Gaming Services Agreements has waived its sovereign immunity to the Company as it relates to equipment used in the conduct of games or to the revenues of the gaming facility. Although the Company has never experienced any difficulties in this regard, there can be no assurance that a particular tribe will not invoke its sovereign immunities with respect to obligations and/or contracts with the Company which could have the effect of rendering the Company's contracts unenforceable.

     In addition, gaming on Indian lands is generally closely administered by tribal officials. Most tribes have established a regulatory framework to administer the conduct of gaming on Indian lands. These regulations generally include licensing and approval procedures and reporting and audit requirements. Not all constituencies within each Indian tribe view gaming favorably, and changes in tribal officials have in the past, and could in the future, result in a more difficult environment in which to conduct the Company's business at a particular tribe. Moreover, perceptions and attitudes concerning the integrity and morality of gaming are highly sensitive matters with most tribes and seemingly minor or irrelevant matters, including rumor and innuendo about the legality of the Company's activities, can and have been used by competitors and by competing tribal constituencies as a basis for changing or attempting to change existing relationships between tribes and the Company. The Company expects this environment to continue in the future but believes that its sensitivity to these matters, and the personnel and policies it has in place, will enable it to effectively manage the issues that will inevitably arise.

DEPENDANCE UPON TRIBAL CONTRACTS


     Virtually all of the Company's revenues are derived from contracts with Indian tribes. The Company has written agreements with approximately 50 Indian tribes that provide the Company with the exclusive right to conduct bingo operations in their respective Indian lands of which approximately 20 contracts are on a month to month basis. No assurances can be given that any of such contracts will be renewed upon the expiration of their term or that, if renewed, the terms and conditions thereof will be favorable to the Company, nor can any assurances be given that a tribe or tribes will not cancel any of such agreements prior to the expiration of their stated term. A failure to renew such contracts upon terms favorable to the Company or the cancellation of a significant number of such contracts would have a material adverse effect upon the Company's business and results of operations. See "The Company -- Integrated Gaming Services Agreements."


FUTURE FINANCING


     The Company's future business plans are dependent upon its ability to finance its activities on a timely basis, particularly for the purchase and installation of additional MegaMania player stations and related equipment. To date, the Company has financed such activities primarily through the issuance of equity securities and from operations. Uncertainties relating to the legality of MegaMania as a Class II bingo game and to the ability of lenders to secure and enforce rights on Indian lands, have made it more difficult for the Company to locate, and more expensive for the Company to obtain, equipment and lease rental financing from the more traditional sources of such funds. Because of these factors, any additional financing will likely involve the issuance of equity related securities which could result in substantial dilution to the Company's then existing shareholders. Any inability to obtain additional financing when needed could have a material adverse effect on the Company's ability to achieve its planned objectives and any expectations of the market as to the Company's future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."


CUSTOMER DEMAND; COMPETITION


     The Company's product development and marketing activities are based upon the Company's assessment of customer demand for gaming services in establishments in which the Company provides services. Significant changes in customer demand or preference for gaming products in a given geography, including competing gaming and other leisure activities, could have an adverse impact on the Company's business and results of operations. Significant competition to the Company's MegaMania game should be expected based upon the initial popularity of that game. See "The Company -- Competition."


TECHNOLOGICAL INNOVATION

     The Company believes that an important factor to its future success will include its continued development of new products that appeal to the tastes of consumers and the introduction of such products in a timely manner. Successful product development and introduction depends upon a number of factors, including the identification of products expected to appeal to consumer preferences and the timely completion of design and testing. Importantly, any new or modified gaming products will be designed and operated to meet the requirements of Class II gaming. The Company expects to continue to solicit the approval of the NIGC that any new or modified gaming products meet the requirements of Class II gaming so the interpretations and policies of the NIGC with respect to the requirements for Class II gaming will also affect the timing and nature of any new products; however, the Company does not always expect to be able to obtain such approval prior to the introduction of new products. As a result of these and other factors, there can be no assurance that the Company will continue to develop and introduce new products in a timely manner that will achieve commercial success.

ACCUMULATED DEFICIT; UNCERTAIN PROFITABILITY


     Although the Company achieved net income of $1,311,000 in the fiscal year ended September 30, 1997 (as compared to $40,000 in the prior fiscal year), the Company has incurred an accumulated deficit of $1,386,000 since its inception in August 1991 through September 30, 1997. No assurances can be given that the Company will be able to maintain profitable operations in the future. In addition, such profits, if any, are not expected to be commensurate or proportional with any increases in revenues as the Company will experience significant legal and other general and administrative expenses related to the MegaMania litigation described above as well as in connection with addressing the other regulatory and other operating uncertainties facing the Company in the developing operating environment in which the Company conducts its business.


PRIZE FULFILLMENT

     The prizes awarded under the Company's bingo games are based upon attaining an assumed level of gross game receipts and statistical assumptions as to the frequency of winners. To date, the Company has not experienced a "game deficit" where prize allocations have exceeded game revenues; however, no assurances can be given that the Company will not experience abnormally high rates of jackpot prize wins in the future.

SIGNIFICANT OUTSTANDING OPTIONS AND WARRANTS


     As of September 30, 1997, there were outstanding immediately exercisable rights to purchase an aggregate of 2,006,627 shares of Common Stock at exercise prices ranging from $1.50 to $8.00 per share (which includes the 1,792,143 Warrants), and shares of the Company's Series A Preferred Stock that are immediately convertible into 545,960 shares of Common Stock. In addition, there were outstanding additional rights to purchase an aggregate of 1,239,250 shares of Common Stock at exercise prices ranging from $1.50 to $13.38 per share, of which 412,000 became exercisable subsequent to September 30, 1997 and were exercised prior to December 15, 1997 at $3.00 per share; of the remaining 827,250 shares, approximately 400,000 become exercisable during calendar 1998 and the remainder become exercisable in substantially equal annual increments over the following four years. To the extent that such rights and Series A Preferred Stock are exercised or converted, dilution to the Company's shareholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of such rights and Series A Preferred Stock can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided in such securities.


ABSENCE OF DIVIDENDS

     The Company has never declared or paid any cash dividends on its Common Stock. The Company intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

     Holders of the Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act 1933, as amended (the "Securities Act") relating to the Shares is then in effect and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has agreed to use its best efforts to maintain a current registration covering the Shares, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a registration covering the Shares is not kept current or if the Shares are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which the Shares are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants or allow them to expire unexercised.

CONTINUED NASDAQ QUOTATION

     The Common Stock and Warrants are quoted on the Nasdaq SmallCap Market. However, there can be no assurance that the Company will meet the criteria for continued quotation of these securities on Nasdaq. The minimum continued quotation criteria include, among other things, that the Company have total assets of at least $2,000,000 and capital and surplus of at least $1,000,000; that the minimum bid price for the Common Stock be $1.00 per share; and that the minimum market value of the "public float" (i.e., the shares held by non-insiders) of the Common Stock be at least $1,000,000. If the Company's securities were excluded from Nasdaq, it would adversely affect the prices of such securities and the ability of holders to sell them.

     In the event that the Company is unable to satisfy Nasdaq's continued quotation criteria, trading, if any, in the Company's securities would thereafter be conducted in the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Common Stock being quoted on Nasdaq, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average revenue of at least $6,000,000 for the preceding three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's Common Stock was subject to the regulations on penny stocks, the market liquidity for the Common Stock would be severely and adversely affected by limiting the ability of broker-dealers to sell the Common Stock in the public market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.


     The Warrants are redeemable, in whole or in part, at a price of $.10 per Warrant, at any time after November 7, 1997, in the case of the Class A Warrants, and at any time after February 7, 1999, in the case of the Class B Warrants; provided that (i) prior notice of not less than 30 days is given to the Warrant holders; (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days ending not later than seven days prior to the date on which the notice of redemption is given, shall have exceeded 150% of the then exercise price per share of the Warrants; and (iii) Warrant holders shall have the right to exercise the Warrants until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. It should be expected that a notice of redemption of the Warrants will result in a decline in the market price of the Warrants and the Common Stock.

SHARES AVAILABLE FOR FUTURE SALE; SALES BY AFFILIATES

     Virtually all of the shares of Common Stock issuable upon the exercise of the rights and convertible securities described above as well as the 4,783,297 shares of Common Stock outstanding at September 30, 1997, are either held by non-affiliates and are freely traded in the public market, or are currently registered under the Securities Act for sale to the public by the holders thereof or are eligible for immediate sale under Rule 144, subject to certain volume limitations. Sales of substantial amounts of Common Stock, or the perception of such sales, could adversely affect the prevailing market prices of the Common Stock.

     In connection with the transactions pursuant to which the Selling Securityholders acquired the Securities offered hereby, virtually all of the Selling Securityholders and each of the officers, directors and certain holders (directly and indirectly) of one percent (1%) or more of the Company's Common Stock agreed with Walsh, Manning not to sell the Securities or any other securities of the Company then held by such persons until June 22, 1998 (or November 22, 1998, in the case of such officers, directors and 1% holders).

AUTHORIZATION OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Company has designated a class of shares of preferred stock as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). As of September 30, 1997, there were 109,192 shares of Series A Preferred Stock outstanding, of which 80,175 shares are owned by Gordon T. Graves, the Chairman and Chief Executive Officer of the Company, and his affiliated company, and an aggregate of 5,880 shares are owned by four other officers or directors of the Company. The Series A Preferred Stock has a liquidation preference of $10 per share plus accrued and unpaid dividends and is currently convertible, at the option of the holder, at a rate of five shares of Common Stock for each one share of Series A Preferred Stock. The holders of the Series A Preferred Stock have the right to elect a majority of the Board of Directors in the event the Company is in arrears in the payment of two consecutive quarterly dividend payments. Although the Company has never been in arrears in the payment of two consecutive quarterly dividends, it has historically remained in arrears as to one quarterly dividend payment. The Board of Directors is empowered, without shareholder approval, to make additional issuances of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of additional issuances, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

                           FORWARD LOOKING STATEMENTS

     This Prospectus and the information incorporated herein by reference contains various "forward-looking statements" within the meaning of Federal and state securities laws, including those identified or predicated by the words "believes," "anticipates," "expects," "plans" or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under "Risk Factors". Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                USE OF PROCEEDS


     The Company will not receive any of the proceeds from the sale of any of the Securities by the Selling Securityholders. However, the Company will receive proceeds from the issuance of shares of Common Stock upon the exercise of the Warrants at $8.00 per share. If the 1,792,143 Warrants outstanding at the date of this Prospectus are exercised in full, the Company will receive $14,337,144 of gross proceeds therefrom.

                          MARKET PRICES OF SECURITIES

     The Company's Common Stock has been listed on the NASDAQ SmallCap Stock Market under the symbol MGAM since May 15, 1996. Prior to that, the Company's Common Stock was traded on the OTC Bulletin Board and in the over-the-counter market "pink sheets" under the symbol "MGAM". The following table sets forth the range of the quarterly high and low bid prices, as reported in the Wall Street Journal, for the last two fiscal years.


                       FISCAL QUARTER                          HIGH        LOW
                       --------------                         -------    -------
First Quarter 1996..........................................  $  3.25    $  2.25
Second Quarter 1996.........................................     3.62       2.12
Third Quarter 1996..........................................     6.50      3.625
Fourth Quarter 1996.........................................     5.75       4.75
First Quarter 1997..........................................     6.00       4.37
Second Quarter 1997.........................................    10.75       4.75
Third Quarter 1997..........................................    12.00       8.25
Fourth Quarter 1997.........................................    13.87      10.37



     On January 24, 1998, the closing bid price of the Common Stock as reported by Nasdaq was $10.015.


     The Company's Class A Warrants and Class B Warrants have been listed on the NASDAQ SmallCap Stock Market under the symbols "MGAMW" and "MGAMZ", respectively, since August 6, 1997. The following table sets forth the range of the quarterly high and low bid prices for the Warrants, as reported in the Wall Street Journal, since that date.




                                                               HIGH      LOW
                                                              ------    ------
CLASS A WARRANTS:
8/6/97-9/30/97..............................................  $ 4.37    $ 1.50
10/1/07-12/31/97............................................    9.62      4.37
1/1/98-1/20/98..............................................    8.00      5.12
CLASS B WARRANTS:
8/6/97-9/30/97..............................................  $ 5.37    $ 4.50
10/1/07-12/31/97............................................   11.50      5.37
1/1/98-1/20/98..............................................   10.00      5.00



     On January 24, 1998, the closing bid price of the Class A Warrants was $5.125 and on January 20, 1998, the closing bid price of the Class B Warrants was $5.875.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997.


Current portion of long-term debt(1)........................  $   395,000
                                                              ===========
Long-term debt(1)...........................................      675,000
Stockholders equity(2):
  Preferred stock, Series A, $.01 par value, 2,000,000
     shares authorized, 109,192 shares issued and
     outstanding............................................        1,000
  Common stock, $.01 par value, 25,000,000 shares
     authorized, 4,817,296 shares issued and 4,783,297
     outstanding............................................       48,000
  Additional paid-in capital................................   12,297,000
  Stockholder notes receivable(3)...........................     (596,000)
  Treasury Stock............................................      (87,000)
  Accumulated deficit.......................................   (1,386,000)
                                                              -----------
  Total stockholders' equity................................   10,277,000
                                                              -----------
Total capitalization........................................  $10,952,000
                                                              ===========


---------------

(1) See Note 7 of Notes to September 30, 1997 Consolidated Financial Statements for a description of the terms of the indebtedness to a bank.

(2) Does not include shares of Common Stock reserved for issuance as follows:
    (i) 1,792,143 shares upon the exercise of the Warrants, (ii) 214,484 shares upon the exercise of currently exercisable rights at prices ranging from $1.50 to $8.00 per share, (iii) 827,250 shares upon the exercise of rights at prices ranging from $1.50 to $13.38 per share, (iv) 545,960 shares upon the conversion of the Series A Preferred Stock, and (v) 412,000 shares that were issued at $3.00 per share in October/December upon the exercise of the Put and Call Agreement (see "Certain Relationships and Related Transactions").

(3) Includes a promissory note of Gordon T. Graves in the principal amount of $583,090, bearing interest at 6% and due on February 28, 2001 (see "Certain Relationships and Related Transactions").

                            SELECTED FINANCIAL DATA

     The selected financial data as of September 30, 1997 and for the years ended September 30, 1997 and 1996, are derived from the financial statements of the Company which have been audited by Coopers & Lybrand L.L.P., independent public accountants, whose report thereon is included elsewhere in this Prospectus along with such financial statements.

     The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company appearing elsewhere in this Prospectus.

INCOME STATEMENT AND OPERATING DATA:


                                                             YEAR ENDED SEPTEMBER 30,
                                                            --------------------------
                                                               1997           1996
                                                            -----------    -----------
Gaming revenue............................................  $34,011,000    $21,653,000
Total revenues............................................   39,052,000     22,887,000
Bingo prizes, and related costs...........................    9,381,000      9,697,000
Allotments to hall operators..............................   17,902,000      7,596,000
Total operating costs.....................................   38,055,000     22,685,000
Operating income..........................................      997,000        202,000
Net income................................................    1,311,000         40,000
Earnings (loss) per common and equivalent share,            $       .27           (.04)
  primary.................................................
Earnings (loss) per common and equivalent share, fully      $       .20    $      (.04)
  diluted.................................................


BALANCE SHEET DATA:

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Working capital.............................................   $ 3,846,000
Total assets................................................    15,400,000
Current portion of long-term debt...........................       395,000
Long-term debt..............................................       675,000
Stockholders equity.........................................   $10,277,000

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

BUSINESS OVERVIEW

     The Company provides satellite linked, high stakes bingo games and interactive high speed bingo games played on interconnected electronic player stations to participating bingo halls owned primarily by American Indian tribes located throughout the United States. The Company also provides proxy play services for its MegaBingo and MegaCash games to bingo players located off Indian lands through a subsidiary's 49% interest in American Gaming Network L.L.C. ("AGN").

     Prior to August 1995, the Company's principal business was to conduct high stakes bingo games under the names MegaBingo, MegaCash and MegaBingo Lite (the "MegaBingo Games"). MegaBingo and MegaCash are played simultaneously at multiple bingo halls using a closed-circuit television satellite link thereby allowing a greater number of players to compete against one another for prizes generally larger than could be offered by a bingo hall acting alone. The participating bingo halls are owned and operated on behalf of American Indian tribes and are located in the States of Arizona, California, Kansas, Minnesota, New Mexico, Oklahoma and South Dakota, among others. MegaBingo Lite provides smaller prizes to similarly linked Indian bingo halls and is presently delivered to bingo halls located primarily in the State of Oklahoma.

     In August 1995, the Company introduced MegaMania, a high-speed bingo game developed by the Company that allows customers to purchase bingo cards and to play bingo on an interactive electronic player station that requires rapid decisions and presents game results in a fast-action color video format featuring graphics and animation accompanied by sound. The stations are interconnected with other stations at participating bingo halls through the Company's computer network, thus allowing players to compete against one another to win a common pooled prize.

     Significant revenue generation for MegaMania did not begin until March 1996. As of December 15, 1997, MegaMania is played at 49 independently owned American Indian bingo halls, located in 10 different states, primarily Oklahoma.

RESULTS OF OPERATIONS

     An analysis of the Company's gaming revenues and direct gaming expenses were as follows for the years ended September 30, 1997 and 1996.

                                                                1997          1996
                                                             -----------   -----------
MegaBingo, MegaCash and
  MegaBingo Lite:
  Gross Revenues...........................................  $13,504,000   $15,579,000
  Bingo Prizes and Related Costs...........................   (9,381,000)   (9,697,000)
  Allotments to Hall Operators.............................   (2,568,000)   (3,188,000)
                                                             -----------   -----------
  Net MegaBingo Margin.....................................  $ 1,555,000   $ 2,694,000
                                                             ===========   ===========
MegaMania:
  Gaming Revenue, Net of Prizes(1).........................  $20,507,000   $ 6,074,000
  Allotments to Hall Operators.............................  (15,334,000)   (4,408,000)
                                                             -----------   -----------
  Net MegaMania Margin.....................................  $ 5,173,000   $ 1,666,000
                                                             ===========   ===========

---------------

(1) MegaMania gross revenues and prizes are netted for financial statement presentation purposes.


     The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto. See "Index to Financial Statements."


     Revenues -- Total revenues for fiscal year 1997 were $39.1 million as compared to $22.9 million in 1996, a 70.6% increase. The increase is due to a 57.1% increase in gaming revenues over 1996, primarily as a result of the Company's MegaMania game which generated revenues of $20.5 million during 1997 as compared to $6.1 million in 1996. The increase in MegaMania revenues for 1997 primarily resulted from newly installed electronic player stations. The Company had an average of approximately 950 electronic player stations in daily operation during the year ended September 30, 1997, compared to an average of approximately 450 during the year ended September 30, 1996. MegaBingo revenues decreased $2.1 million or 13.3% in 1997 as compared to 1996. The decrease in MegaBingo revenues is the result of player headcount being down at most bingo facilities across the country, and several bingo halls electing not to continue playing the MegaBingo game during 1997.

     The Company expects MegaMania revenues to continue to increase over the coming year. MegaBingo revenues, however, may continue to decrease as the result of decreased MegaBingo play at the halls and the introduction by a competitor of a competing game.


     Revenue from sales of electronic player stations increased by $2.9 million, going from $.4 million in 1996 to $3.2 million in 1997, with $2.4 million of the increase coming from related party sales. The increase was primarily due to the sale of 616 units in 1997 as compared to the receipt of commissions on sales of third party player stations and only peripheral equipment being sold by the Company in 1996. Of the 616 units sold in 1997, 456 were sold to Equipment Purchasing L.L.C., an entity owned and controlled by Gordon T. Graves, the Company Chairman of the Board and Chief Executive Officer (see "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources," for further discussion).


     Lease revenues from electronic player stations leased to Indian tribes grew from $.1 million in 1996 to $1.8 million in 1997. This increase is due to the expansion of the MegaMania network of units out on lease to various tribes.

     Other revenues during 1997 were $.8 million less than in 1996. The primary reason for the decrease was the discontinuance of the Company's business relationship with Graff which resulted in $.2 million in revenues in 1996 and $0 in 1997, and by a decrease of $.5 million in software license revenues attributable to the license of the MegaBingo software for use in Canada and China to AI Software during 1996.

     Bingo Prizes and Related Costs -- Bingo prizes and related costs decreased $.3 million or 3.3% during 1997 as compared to 1996. The decrease in these costs is not commensurate with the decrease in revenues for MegaBingo discussed above because most of the prizes offered on the MegaBingo network are fixed in amount and are not sensitive to the volume of cards sold in a particular bingo session. Jackpot prize costs, which are insured, were consistent in their relation to MegaBingo revenues from 1997 to 1996. MegaMania revenues are recorded net of prize costs; therefore, MegaMania prizes have no effect on bingo prizes and related costs.

     Allotments to Hall Operators -- Allotments to hall operators consist of the halls' share of the gaming income after prizes and allocable prize costs. Allotments to hall operators increased 135.7% to $17.9 million in 1997, as compared to $7.6 million in 1996. The primary reason for the increase is hall commissions related to MegaMania where the allotment to hall operators increased from $4.4 million in 1996 to $15.3 million in 1997, an increase of 247.9%. The decrease in hall commissions related to MegaBingo is caused by the decrease in MegaBingo revenues discussed above.

     Cost of Electronic Player Stations Sold -- Cost of electronic player stations sold were $1.7 million in 1997 as compared to $.1 million in 1996, or an increase of $1.6 million. Cost of electronic player stations sold associated with related party sales were $1.2 million in 1997. The overall increase was due to the higher number of electronic player stations sold in 1997, as discussed above.

     Salaries and Wages -- Salaries and wages increased $.6 million, or 34% during 1997 as compared to 1996. Most of the increase relates to additional personnel hired to assist in the installation, training and maintenance related to the MegaMania network.

     Selling, General and Administrative Expenses -- Selling, general and administrative expenses increased $1.9 million, or 60.3% during 1997 as compared to 1996. The increase relates primarily to MegaMania telecommunications, legal, operational, training and support costs. Additionally, travel costs related to the sales, installation and maintenance efforts for MegaMania contributed to the increase.

     Amortization and Depreciation -- Amortization and depreciation increased $1.2 million, or 236% during 1997 as compared to 1996. The increase results from MegaMania electronic player station and software programming costs capitalized during 1997. The Company made $4.2 million in capital additions during 1997.

     Interest Expense -- Interest expense decreased $46,000 in 1997, primarily as a result of interest expense recognized on the Bridge Debt related to financing costs in 1996.

     Income Tax Benefit -- The Company recorded an income tax benefit of $452,000 for the year ended September 30, 1997 related to the utilization of its net operating loss carryforward. In future years, the Company expects to recognize income tax expense at the statutory rate (federal and state) of approximately 38%.

FUTURE EXPECTATIONS AND FORWARD LOOKING STATEMENTS


     This Prospectus and the information incorporated herein by reference contains various "forward-looking statements" within the meaning of Federal and state securities laws, including those identified or predicated by the words "believes," "anticipates," "expects," "plans," or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under "Description of Business Risk Factors". Given these uncertainties, readers of this Prospectus are cautioned not to place undue reliance upon such statements.


LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1997, the Company had unrestricted cash and cash equivalents of $2.4 million, a $.9 million increase from September 30, 1996. During the year ended September 30, 1997, $.7 million of cash was used in operations versus $.3 million in 1996. The change is primarily due to an increase in accounts and notes receivable, partially offset by an increase in amortization and depreciation and an increase in net income. The Company used $4.2 million in investing activities in 1997, almost entirely for the addition of $4.2 million to fixed assets, consisting primarily of software development for MegaMania and hardware for MegaMania player stations and game operation. Financing activities which funded the investing activities consisted of a private placement of stock in November 1996 which generated $2.1 million in net cash proceeds, as more fully discussed below. In connection with the November placement and the prior year Bridge Debt placement, the Company issued 2,042,143 warrants to purchase common stock at $8.00 per warrant, including 523,310 warrants issued to the placement agent in the transactions (250,000 of these warrants were exercised during the current year, generating another $2.0 million in proceeds). In addition, another 305,000 warrants were exercised during the current year generating $1.0 million in cash proceeds and $.7 million in notes receivable from stockholders. Working capital at September 30, 1997 was $3.9 million.

     In November 1996, the Company completed a $3.4 million private placement of its common stock wherein the purchasers acquired for $3.00 one share of common stock and a five-year warrant to acquire another share of common stock for $8.00 (a "Class A Warrant"). In the November placement, 1.2 million shares were sold and 1.5 million warrants were issued, including 350,000 "Class B" warrants to the placement agent in the transaction. After November 1997, each Class A warrant is redeemable by the Company for $.10 if and when the Company's common stock price is greater than $12.00 for 20 consecutive trading days. After February 1999, each Class B warrant may be redeemed by the Company for $.10 when the Company's common stock price is greater than $12.00 for 20 consecutive trading days.

     The November placement generated net cash proceeds of approximately $2.1 million and the conversion to common stock of the outstanding Bridge Debt of $.8 million. The proceeds of the November placement are being used by the Company to expand its MegaMania network through the purchase and installation of additional MegaMania player stations and related equipment.

     The Company believes that its current operations can be sustained from cash from operations. However, the purchase and installation of additional electronic player stations to expand the Company's MegaMania operations will require funding from external sources. Such funding is expected to be obtained from proceeds from the sale of equipment subject to leases and the issuance of additional equity. No assurances can be given that the Company will be able to obtain such funding on a timely basis or upon terms satisfactory to the Company.

     In June 1997, Graves Properties, Ltd., a limited partnership controlled by Gordon T. Graves, the Company's Chairman and Chief Executive officer, formed Equipment Purchasing L.L.C. ("EPLLC") for the purpose of purchasing MegaMania player stations from the Company and leasing the stations to Indian tribes. In June 1997, EPLLC purchased approximately 100 MegaMania player stations from the Company for a total purchase price of $637,347, payable in two promissory notes of EPLLC, one a short term note in the principal amount of $400,000 bearing interest at approximately 7% per annum, and the other a 12% note in the principal amount of $237,347 due in two years, with interest only payable monthly. In December 1997, EPLLC paid the short term note in full. The purchased equipment has been leased to a tribe under terms where the Company receives a percentage of the revenues generated by the equipment in consideration of providing the equipment and the MegaMania game to the tribe. The Company and EPLLC have agreed to a sharing of such percentage of revenues, with EPLLC receiving a share equal to the greater of a fixed percentage amount or such amount as is necessary to satisfy EPLLC's monthly payment on the purchase note due to the Company and to amortize on a monthly basis the cash contributed to EPLLC by Graves Properties, Ltd.

     In September 1997, EPLLC purchased approximately 345 MegaMania player stations from the Company for a total purchase price of approximately $1,800,000, of which $990,000 was paid in cash in December 1997, and the balance with a 12% note of EPLLC in the principal amount of $810,000 due in two years, with interest only payable monthly. The purchased equipment has been leased to five different tribes under terms where the Company receives a percentage of the revenues generated by the equipment which is shared with EPLLC under terms consistent with those of the June 1997 sale discussed above.


     In connection with the sales of the electronic player stations to EPLLC, the Company recorded revenues of $2,436,000 during the year ended September 30, 1997 with related costs of sales of $1,183,000.


     As an inducement to consummate the June 1997 sale, the Company issued to EPLLC 50,000 warrants to purchase common stock at an exercise price of $11.00 per share, which was the market value of the common stock on the date of issuance. The estimated fair market value (as determined by an investment banker) of these warrants is $2,500 and has been recorded as additional costs of sales. As an inducement to consummate the September 1997 sale, the Company issued to EPLLC 100,000 warrants to purchase common stock at an exercise price of $13.38 per share which was the market value of the common stock on the date of issuance. The estimated fair market value (as determined by an investment banker) of these warrants is $5,000 and has been recorded as additional cost of sales. The warrants will become exercisable one year after the date of issue and expire five years after the date of issue. The warrants are redeemable by the Company at $.10 per share if the closing price of the common stock for 20 consecutive trading days has been at least 150% of the applicable exercise price.

     In connection with the sale of the equipment, the Company also entered into a two year management agreement with EPLLC whereby the Company is responsible for proposing, establishing and modifying the MegaMania game procedures and the related game accounting procedures; supervising and administering the rental agreement with the Indian tribe; using its best efforts to re-lease the purchased equipment to other parties if the present rental agreement is terminated; collecting all rents due under the rental agreement; performing all necessary repairs and maintenance, but not bearing any risk of loss for damages; conducting necessary marketing; maintaining insurance; and paying all sales and use taxes and performing other administrative functions. As compensation for these services, the Company will receive $10.00 per electronic player station as a re-leasing fee and $10.00 per electronic player station per month as a management fee. The Company has the option to repurchase the equipment at its then fair market value if after giving effect to the payment of such repurchase price and the net rental income received by EPLLC, EPLLC has received a 20% internal rate of return.

CONTINGENCIES


     On December 31, 1997, the U.S. Attorney for the Northern District of Oklahoma (the "Tulsa U.S. Attorney") filed a civil forfeiture action in the Federal District Court for the Northern District against the player stations and centralized computer equipment used to play MegaMania located in the Northern District. Pursuant to the civil forfeiture action, agents of the Federal Bureau of Investigation ("FBI") entered the Company's headquarters in Tulsa, Oklahoma and seized the Company's central computer system which caused the play of MegaMania to cease throughout the Company's nationwide MegaMania network. Agents also entered the bingo halls of the Cherokee Nation and Seneca-Cayuga tribe in the Northern District and seized approximately 300 MegaMania player stations. Agents also entered the bingo hall of the Choctaw Nation in the Eastern District of Oklahoma and seized the Company's bingo ball blower that was used to draw numbers for the play of MegaMania. No other seizure or enforcement action was taken outside the Northern District.



     About 18 hours following the seizure actions, the Company was again operating MegaMania throughout its MegaMania network through the use of back-up systems, except at the bingo halls in the Northern District where the MegaMania player stations were seized, and such play has continued without interference or interruption since that time. No other seizure or enforcement actions have been instituted or taken against the Company or any of its customers regarding MegaMania since the initial actions taken on December 31, 1997.



     On January 5, 1998, the Company and the Seneca-Cayuga tribe filed a Complaint For Declaratory Relief in the Northern District seeking a declaration by the courts that MegaMania is a legal Class II bingo game as permitted by the Indian Gaming Regulatory Act of 1988 (the "Gaming Act"). On January 12, 1998, the Choctaw Nation of Oklahoma, the Chickasaw Nation of Oklahoma and the Cheyenne-Arapaho Tribe of Oklahoma filed a similar Complaint For Declaratory Relief in the Federal Court for the District of Columbia seeking a declaration by the courts that MegaMania is a legal Class II bingo game.



     On January 23, 1998, the Company, the Seneca-Cayuga tribe and the Cherokee Nation entered into a standstill agreement with the Tulsa U.S. Attorney and the other U.S. Attorneys in Oklahoma which allowed the bingo halls of the Seneca-Cayuga's and Cherokee's to immediately commence playing MegaMania, assured the Company and the tribes that no other seizure or enforcement action would be taken in Oklahoma, and agreed to a speedy trial on the merits of MegaMania within 120 days. As a result of the standstill agreement, the Company believes there will be no seizure or enforcement actions taken against MegaMania in any of the United States during the pendency of the trial on the merits of MegaMania as a Class II bingo game. The Company intends to vigorously defend its position that MegaMania is a Class II game; however, no assurances can be given that the Company will be successful on the merits. If MegaMania is ultimately determined to be Class III gaming, the loss of the MegaMania business would have a material adverse effect upon the Company's financial condition and results of operation. Even if the Company is successful on the merits, the legal fees and expenses to be incurred by the Company related to the MegaMania litigation will be significant and are expected to materially and adversely affect the Company's reported earnings during the periods in which legal fees are rendered and the related costs incurred by the Company.


INFLATION AND OTHER COST FACTORS

     The Company's operations have not been, nor are they expected to be, materially affected by inflation. However, the Company's operational expansion is affected by the cost of hardware components, which are not considered to be inflation sensitive, but rather sensitive to changes in technology and competition in the hardware markets. In addition, the Company expects it will continue to incur increased legal and other similar costs associated with compliance with regulatory requirements and the uncertainties present in the operating environment in which the Company conducts its business.

                                  THE COMPANY

GENERAL

     The Company provides satellite linked, high stakes bingo games and interactive high speed bingo games played on interconnected electronic player stations to participating bingo halls owned primarily by American Indian tribes located throughout the United States.

     Prior to August 1995, the Company's principal business was to conduct high stakes bingo games under the names MegaBingo, MegaCash and MegaBingo Lite. MegaBingo and MegaCash are played simultaneously at multiple bingo halls using a closed-circuit television satellite link thereby allowing a greater number of players to compete against one another for prizes generally larger than could be offered by a bingo hall acting alone. The participating bingo halls are owned and operated on behalf of American Indian tribes and are located in the States of Arizona, California, Kansas, Minnesota, New Mexico, Oklahoma and South Dakota, among others. MegaBingo Lite provides smaller prizes to similarly linked Indian bingo halls and is presently delivered to bingo halls primarily located in the State of Oklahoma. The Company believes that its MegaBingo, MegaCash and MegaBingo Lite games are the only regularly scheduled multi-hall, high stakes bingo games in the United States.

     In August 1995, the Company introduced MegaMania, a high-speed bingo game developed by the Company that allows customers to purchase bingo cards and to play bingo on an interactive electronic player station that requires rapid decisions and presents game results in a fast-action color video format featuring graphics and animation accompanied by sound. The stations are interconnected with other stations at participating bingo halls through the Company's computer network, thus allowing players to compete against one another to win a common pooled prize.


     The Company's gaming revenues emanate from the proceeds of bingo card sales, with profits derived from revenues remaining after payment of prizes, bingo hall commissions and operating expenses. The Company also derives revenues from the sale and lease of MegaMania player stations and related equipment.


     American Gaming Network L.L.C., which was a 49% owned subsidiary of the Company until the Company acquired the other 51% interest in October 1997, accepts orders and purchases bingo cards at Indian bingo halls and plays those cards at the bingo halls on behalf of proxy play participants who are located off the Indian lands. To date, revenues from proxy play bingo have been insignificant.

     Multimedia Games, Inc. (the "Company") was incorporated under the laws of the State of Texas on August 30, 1991. Unless the context otherwise requires, the term the "Company" includes Multimedia Games, Inc., and its subsidiaries -- TV Games, Inc., MegaBingo, Inc., Multimedia Creative Services, Inc. and American Gaming Network L.L.C. The Company's executive offices are located at 7335 South Lewis Avenue, Suite 204, Tulsa, Oklahoma 74136, and its telephone number is (918) 494-0576.

     MegaBingo(R), MegaCash(R), MegaBingo Lite(TM) and MegaMania(TM) are registered trademarks and tradenames of the Company, and all references herein are deemed to include the applicable tradename or trademark designation.

CURRENT GAMES

     The MegaBingo, MegaCash and MegaBingo Lite games are telecast live to television monitors at each participating bingo hall by means of a closed-circuit, television satellite network which, except for the satellite, is designed, owned and operated by the Company. The Company's broadcast studio is currently located at the Cheyenne-Arapaho Lucky Star gaming facility which is approximately 20 miles west of Oklahoma City in Concho, Oklahoma. The studio houses the equipment needed to produce and televise the game drawings and verify winning cards, including television production equipment and satellite up-link equipment. The Company's central game computers and communications equipment are located in the Company's principal offices in Tulsa, Oklahoma. MegaBingo and MegaCash game drawings are conducted in the Cheyenne-Arapaho facility and MegaBingo Lite drawings are conducted in the broadcast studio. MegaBingo, MegaCash and MegaBingo Lite games are approximately 12 minutes in duration and represent only a limited percentage of the total number of bingo games conducted by each participating bingo hall operator during any given bingo session.

     The MegaBingo, MegaCash and MegaBingo Lite games allow customers to enter a participating bingo hall and purchase a bingo card for a game that will be played at a future designated time. Prize money emanates from the proceeds of bingo card sales, with profits to the Company derived from revenues from bingo card sales remaining after prizes, bingo hall commissions and operating expenses are paid. The Company believes that its MegaBingo, MegaCash and MegaBingo Lite games are the only regularly scheduled multi-hall, high stakes bingo games in the United States.

     In the MegaBingo game, which is conducted on the Company's satellite gaming network seven nights per week, a player pays either $3 for a single bingo game face card or $5 for a bingo game card consisting of three separate game faces. When a player covers a card after 50 balls or fewer are drawn and calls bingo, and the winning card is verified, the player is given the chance to win a jackpot prize of up to $1,000,000 (paid $100,000 in cash and the remainder in the form of a 24-year annuity) by spinning the MegaBingo wheel. If there is no winner after 50 balls or fewer are drawn, the game continues until a player calls bingo. Once that player's card is verified, the player will receive a consolation prize of $2,500 if a $3 card was played, or $5,000 if a $5 card was played, as well as certain lesser prizes. MegaBingo Lite is similar to MegaBingo, but involves fewer halls and smaller prizes (e.g., jackpot prizes of $25,000). In the MegaCash game, which is conducted on the Company's network each Saturday and Sunday in matinee sessions, the player pays either $2 or $5 for the same single bingo game face card, which carries a jackpot of, respectively, $100,000 or, by spinning the MegaBingo wheel, up to $1,000,000. If there is no MegaCash winner after 50 balls or fewer are drawn, the game continues until bingo is called and a consolation winner is determined. Consolation prizes are $2,500 for a $2 card, or $5,000 for a $5 card, as well as certain lesser prizes. Typically, 13 games of MegaBingo and two of MegaCash are played each week.

     MegaMania utilizes electronic player stations that are interconnected via the Company's computer network throughout participating bingo halls. The Company has designed MegaMania such that it requires sound strategic decisions to be made rapidly and repeatedly by players in order to maximize prize payout; presents game results in a fast-action color video presentation featuring state-of-the-art graphics and animation accompanied by sound; pays back approximately 85% of the total amount wagered in prizes to players; pits players against one another to win a common pooled prize in accordance with the rules of Class II bingo; costs only a quarter per card, per cycle; pays out a prize of $25 to $150+ for every completed game (which is about 90 seconds duration); and pays out other progressive jackpot prizes based on winning within a specified number of bingo balls drawn. As of December 15, 1997, 49 halls had approximately 1,712 electronic player stations playing MegaMania.


     On April 8, 1997, the Company entered into a Memorandum of Understanding with the NIGC to implement certain changes to its MegaMania game. These changes generally require the bingo card holder to take certain actions in order to daub the card and to indicate a bingo win and to require the drawing of bingo numbers using a physical ball blower or as a result of some other human activity rather than the use of electronically generated random numbers. These changes have been implemented and the new version of the MegaMania game is currently in operation. See "Risk Factors -- Government Regulation; Possible Illegality of Company Activities."


     Through American Gaming Network L.L.C. ("AGN"), the Company offers proxy play services of the MegaBingo game to off-reservation participants. AGN accepts orders and purchases bingo cards at on-reservation Indian bingo halls and plays those cards at the bingo halls on behalf of proxy play participants. To date, revenues from proxy play services have been insignificant.

INTEGRATED GAMING SERVICES AGREEMENTS ("IGS AGREEMENTS")

     Virtually all of the Company's revenues are derived from contracts with Indian tribes. The Company's contract with each bingo hall operator is typically for five years, and provides for a variety of integrated, multi-hall games on an exclusive basis. Participation in the Company's multi-hall network not only generates additional profit for the bingo hall, but also allows the bingo hall operators to advertise jackpot prizes well in excess of those offered by other bingo halls where the Company's games are not played, thus providing participating halls a competitive advantage.

     The Company has IGS Agreements with approximately 50 Indian tribes, of which approximately one-third have unexpired terms of approximately three years and one-third have unexpired terms of approximately two years. The remaining contracts are currently under negotiation and are being continued on a month to month basis.

     In order to provide protection against the risk that prizes awarded to players in the MegaBingo and MegaCash games might exceed game revenues, the terms of the IGS Agreements with the various hall operators that conduct MegaBingo and MegaCash (the "MegaBingo Operators"), provide that a fixed percentage of gross game receipts from those games (the "MegaBingo Prize Allocation") is deposited in a prize allocation account from which prizes, prize fulfillment fees and bank fees are paid ("MegaBingo Prize Allocation Costs"). The MegaBingo Operator and the Company are each entitled to a fee (the "MegaBingo Fee") which approximates 15% of gross game receipts increased by its share of cumulative game surplus and decreased, in the case of the Company, by 100% of all game deficits. A surplus (or deficit) exists to the extent that the MegaBingo Prize Allocation exceeds (or is exceeded by) the MegaBingo Prize Allocation Costs.

     Under the terms of the IGS Agreements, specified initial portions of the MegaBingo Fee are deposited in separate prize reserve accounts for the MegaBingo Operators from which loans may be made to the prize allocation account in the event of a game deficit. However, during the past five years there has never been a game deficit and no loans have ever been made. Such loans from the MegaBingo Operators' prize reserve accounts would be liabilities of the Company and would have to be repaid when there are sufficient funds in the prize allocation account available for such purpose. Each MegaBingo Operator is entitled to the return of its prize reserve funds upon termination of its IGS Agreement. In addition, those parties who have completed their prize reserve funding obligations are entitled to receive formula-determined refunds of their respective prize reserve funds from time to time to the extent it is determined that such funds are not required to assure the payment of MegaBingo Prize Allocation Costs.

     Under the IGS Agreements, the Company may procure such technical, marketing and other support as it determines is necessary to operate the games, and is obligated to obtain any licenses and approvals required for the operation of the games, to provide errors and omissions insurance coverage against the possibility of duplication of prize liabilities, and to guarantee the payment of prizes won in the games by letters of credit, performance bonds, insurance or other guarantees.

     The IGS Agreements obligate the tribes to provide space to operate the games and to provide such advertising and promotion as they determine to be beneficial. The parties to the IGS Agreements have also constituted audit, legal, marketing and operations committees which provide oversight for the games and exercise specific approval functions mandated by the IGS Agreements.

     MegaMania electronic player stations are placed in participating halls pursuant to an addendum to the IGS Agreements (the "IGS Addendums") or other contractual arrangements satisfactory to the Company. Pursuant to the IGS Addendums, the tribes typically purchase the MegaMania equipment from the Company by allocating to the Company a portion of the tribes' share of MegaMania game revenues until the agreed purchase price of the stations has been paid. In some instances, the Company has leased the stations to the tribes at rentals related to MegaMania game revenues.

PRIZE FULFILLMENT

     The MegaBingo and MegaCash games are designed assuming a certain minimum level of gross game receipts, with MegaBingo Prize Allocation Costs averaged over long periods of time expected to be less than the MegaBingo Prize Allocation. In order to reduce the need for prize reserve account funds and to further reduce exposure to game deficits during periods of abnormally high rates of jackpot prize wins, the Company is party to an agreement (the "Risk Assumption Agreement") with SCA Promotions, Inc. ("SCA"), which specializes in prize fulfillment services, to pay jackpot prizes won during the term of the agreement.

     For an administrative fee (based on a fixed percentage of gross game sales receipts) and prize fulfillment fees (based on a varying percentage of gross game sales receipts) paid to SCA with funds from the MegaBingo Prize Allocation, the Company receives an amount equal to the present value of the jackpot prize payments less a deductible of $13,000. The Company also advances the first $37,000 of SCA's liability for each prize pay-off, which is subsequently deducted from fees due SCA. These prize fulfillment funds are then utilized to satisfy the obligation to the jackpot prize winner through a lump-sum cash payment or the purchase of an annuity.

     SCA may cease its prize fulfillment responsibilities if its total cumulative prize payouts exceed its fees earned under the contract by $2,500,000. SCA is required at all times to maintain not less than $500,000 of prize fulfillment resources in the form of a performance bond or other mutually acceptable escrow arrangement. The Risk Assumption Agreement expires on August 31, 1998.

GAMING EQUIPMENT

     In support of its MegaBingo, MegaCash and MegaBingo Lite games, the Company utilizes, among other things, television production equipment, satellite transmission and reception equipment, computer hardware and software, conference calling equipment and specially printed ticket stocks typically imprinted with the game's logo. The Company has contracted with a vendor for satellite time to transmit the aforementioned games. With the exception of the computer software, which is custom developed by or on behalf of the Company, all other gaming equipment and supplies required for the operation of the aforementioned games are typically available off-the-shelf from a number of vendors. Under the IGS Agreements, any satellite dishes and monitoring equipment then dedicated for use thereunder revert to the bingo halls upon the expiration of such arrangements.

     MegaMania electronic player stations consists primarily of electronic equipment and computer hardware. With the exception of the computer software, which is custom developed by or for the Company and is the property of the Company (either outright or through licensing or joint venture arrangements with others), substantially all of the electronic equipment and computer hardware is available from a number of other vendors, although significant lead times exist with respect to certain components.

MARKETING, ADVERTISING AND PROMOTION

     The Company arranges national and local news coverage of the Company's games and currently provides press releases to local newspapers regarding recent jackpot wins as well as the introduction of the Company's games at new network halls. In addition, the Company uses a variety of focused advertising and promotion, including direct mailings in localities near network halls advertising the availability of the Company's games, discount coupons for new players and the purchase of advertising space in specialized bingo newsletters. The Company's games typically are prominently featured in the participating halls' program materials, such as calendars and flyers, and on outdoor billboards near certain participating halls.

SERVICE MARKS AND PATENTS

     The Company owns registered service marks for "MegaBingo(R)" and "MegaCash(R)". The Company also utilizes the trademarks "MegaBingo Lite(TM)" in connection with its special game introduced in a limited number of halls, and "TV MegaBingo(TM)" in connection with its televised game and "MegaMania(TM)" in connection with its game played on electronic player stations. The Company relies on trade secrets, proprietary know-how and continuing technological innovation to develop and maintain its competitive position. However, there can be no assurance that, insofar as the Company relies on trade secrets and unpatented know-how, others will not independently develop similar technology or that secrecy will not be breached.

COMPETITION

     The Company believes that it competes with virtually all other forms of gaming, including lotto, table games, sports betting and pari-mutuel wagering. The intensity of such competition depends upon several factors, including the nature and accessibility of the gaming activity and the demographics of the players' population. Most all of the companies engaged in such gaming activities have substantially greater financial and personnel resources than the Company.

     The Company also competes with other bingo operations conducted both on and off Indian lands, including bingo conducted with the use of electronic aids such as card minders that provide interactivity and enable players to play multiple numbers of bingo cards simultaneously. The Company believes that its MegaBingo, MegaCash and MegaBingo Lite are the only multi-hall, high stakes bingo games currently available on or off Indian lands in the United States. However, another company has recently announced its intention to begin offering a multi-hall, satellite linked bingo game in early 1998 in competition with the Company. The Company also has competition to its MegaMania game and, given the success of that game to date, expects even greater competition in the future.

EMPLOYEES

     As of September 30, 1997, the Company had 106 full-time and part-time employees, consisting of 18 engaged in field operations, 32 in computer operations relating to bingo activities, seven in accounting functions, five in sales and marketing activities, 19 in other general administrative and executive functions and 25 full-time and part-time bingo hall employees. The Company does not have a collective bargaining agreement with any of its employees and considers its relationship with its current employees to be good. In addition, approximately 30 individuals were employed by tribes to operate the Company's games in their respective halls all of whom are reimbursed by the Company.

GOVERNMENTAL REGULATION


     General. The operation of gaming on Indian reservations is subject to the Indian Gaming Regulatory Act of 1988 (25 U.S.C. sec.sec.2701, et seq.) (the "Gaming Act" or "IGRA"), which created the National Indian Gaming Commission (the "NIGC") to promulgate regulations to enforce certain aspects of IGRA. The NIGC became fully operational in February 1993, prior to which the Bureau of Indian Affairs was responsible for certain functions of the NIGC in accordance with guidelines formulated by the Assistant Secretary of the Interior for Indian Affairs. Shortly after IGRA was enacted, the Federal Communications Commission ("FCC") and the United States Postal Service amended their regulations to allow the use of television, telephone and the United States mail for certain purposes in regard to Indian gaming, as long as the gaming was in compliance with IGRA. On questions of compliance, the FCC defers to the NIGC. Due to the relatively recent adoption of the foregoing provisions, it is anticipated that statutes and regulations may be amended in the future to correct initial deficiencies or to respond to changes in the gaming industry. Management of the Company believes that it is not in violation of any regulations or laws, but there is a risk that the regulations or laws may change, or that new interpretations may be given to existing laws and regulations, which may restrict or prohibit the games currently operated and planned by the Company. See "Risk Factors -- Government Regulation; Possible Illegality of Company Activities."


     Indian Gaming. IGRA classifies games that may be played on Indian land into three categories. Class I gaming includes traditional Indian social and ceremonial games and is regulated only by the tribes. Class II gaming includes bingo, pull-tabs, lotto, punch boards, tip jars, instant bingo, certain card games played under limited circumstances and other games similar to bingo if those games are played at the same location where bingo is played. Class III gaming consists of all forms of gaming that are not Class I or Class II, such as video casino games, slot machines, most table games and keno.

     IGRA provides that Indian tribes may engage in Class II gaming, including the conduct of high-stakes bingo games, if (i) the state in which the Indian reservation is located permits such gaming for any purpose by any person, (ii) the gaming is not otherwise specifically prohibited on the Indian reservation by Federal law, (iii) the gaming is conducted in accordance with a tribal ordinance which has been approved by the NIGC, and (iv) several other requirements are met, including the requirement that an Indian tribe shall have the sole proprietary interest and responsibility for the conduct of gaming, and that primary management officials and key employees must be licensed by the tribe.

     Under IGRA, the NIGC has the power to inspect and examine all Indian gaming facilities, to conduct background checks on all persons associated with Class II Indian gaming, to inspect, copy and audit all records of Indian gaming facilities, and to hold hearings, issue subpoenas, take depositions and adopt regulations in furtherance of its responsibilities. IGRA authorizes the NIGC to impose civil penalties for violations of its regulations or of the Act, and also imposes Federal criminal sanctions for illegal gaming on Indian reservations and for theft from Indian gaming facilities.

     IGRA also regulates Indian gaming management contracts. The Act provides that the Gaming Commission may approve a management contract only after determining that the contract provides for (i) adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe, (ii) tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income, (iii) minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs, (iv) a ceiling on the repayment of development and construction costs, (v) a contract term not exceeding five years and a management fee not exceeding thirty percent of net revenues, provided that the NIGC may approve up to a seven year term and a forty percent return to the Manager if the Chairman of the NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity, justify the larger percentage and longer term. Certain other requirements for approval of a management contract are specified in the regulations promulgated by the NIGC.

     IGRA requires the NIGC to review all management contracts and collateral agreements approved by the Bureau of Indian Affairs before the creation of the NIGC to ensure that such agreements are in compliance with IGRA. The NIGC has determined that the IGS Agreements are service agreements and not management contracts, thereby allowing the Company to obtain more favorable terms than would have been permitted had the contracts been determined to be management contracts. There is no assurance however, that further reviews of the IGS Agreements by the NIGC or alternative interpretation of applicable laws and regulations will not require substantial modifications to the IGS Agreements and cause the operations of the Company to be marginally profitable or even unprofitable.

     Off-Reservation Gaming Service. Through AGN, the Company plans to use proxy play services to bring bingo games to a regional or national off-reservation audience and as a result, may also be subject to rules promulgated by the NIGC, the FCC or other agencies governing whether a broadcast station, the Internet or cable network may carry information regarding the results of a Class II bingo game played on Indian lands. The Senate Committee on Indian Affairs, when drafting IGRA, indicated that the intent of the law was to allow Indians to use the latest technological aids, including television, satellites and telephones, on and off the reservation, to conduct bingo games. In July 1995, the Chairman of the NIGC ruled that proxy play of bingo was allowed under IGRA. There can be no assurance, however, as regulations are reinterpreted or new laws enacted, that the Company's proposals to reach home viewers through commercial broadcasts, the Internet, or cable networks may not be constrained or prohibited.

     Other. Existing Federal and state regulations may also impose civil and criminal sanctions for various activities prohibited in connection with gaming operations including false statements on applications and failure or refusal to obtain necessary licenses described in the regulations. Violation of any of these existing or newly adopted regulations may have a substantial adverse effect on the Company.

PROPERTIES

     The Company leases approximately 9,440 sq. ft. of space for its executive offices located at 7335 S. Lewis Avenue, Tulsa, Oklahoma. The lease expires in October 2001. The Company also leases approximately 1,030 sq. ft. of office space for some of its computer programmers in the Pavilion Office Park Building in Dallas, Texas, which lease expires in June 1999. Aggregate annual rentals under the two leases are $107,000. The Company believes that such leases will be renewed as they expire or that alternative properties can be leased on acceptable terms. The Company also houses a portion of its satellite link equipment in a trailer located adjacent to the Cheyenne-Arapaho bingo hall in Concho, Oklahoma at no cost.

LITIGATION


     On December 31, 1997, the U.S. Attorney for the Northern District of Oklahoma (the "Tulsa U.S. Attorney") filed a civil forfeiture action in the Federal District Court for the Northern District against the player stations and centralized computer equipment used to play MegaMania located in the Northern District. Pursuant to the civil forfeiture action, agents of the FBI entered the Company's headquarters in Tulsa, Oklahoma and seized the Company's central computer system which caused the play of MegaMania to cease throughout the Company's nationwide MegaMania network. Agents also entered the bingo halls of the Cherokee Nation and Seneca-Cayuga tribe in the Northern District and seized approximately 300 MegaMania player stations. Agents also entered the bingo hall of the Choctaw Nation in the Eastern District of Oklahoma and seized the Company's bingo ball blower that was used to draw numbers for the play of MegaMania. No other seizure or enforcement action was taken outside the Northern District.


     About 18 hours following the seizure actions, the Company was again operating MegaMania throughout its MegaMania network through the use of back-up systems, except at the bingo halls in the Northern District where the MegaMania player stations were seized, and such play has continued without interference or interruption since that time. No other seizure or enforcement actions have been instituted or taken against the Company or any of its customers regarding MegaMania since the initial actions taken on December 31, 1997.

     On January 5, 1998, the Company and the Seneca-Cayuga tribe filed a Complaint For Declaratory Relief in the Northern District seeking a declaration by the courts that MegaMania is a legal Class II bingo game as permitted by the Indian Gaming Regulatory Act of 1988 (the "Gaming Act"). On January 12, 1998, the Choctaw Nation of Oklahoma, the Chickasaw Nation of Oklahoma and the Cheyenne-Arapaho Tribe of Oklahoma filed a similar Complaint For Declaratory Relief in the Federal Court for the District of Columbia seeking a declaration by the courts that MegaMania is a legal Class II bingo game.


     On January 23, 1998, the Company, the Seneca-Cayuga tribe and the Cherokee Nation entered into a standstill agreement with the Tulsa U.S. Attorney and the other U.S. Attorneys in Oklahoma which allowed the bingo halls of the Seneca-Cayuga's and Cherokee's to immediately commence playing MegaMania, assured the Company and the tribes that no other seizure or enforcement action would be taken in Oklahoma, and agreed to a speedy trial on the merits of MegaMania within 120 days. As a result of the standstill agreement, the Company believes there will be no seizure or enforcement actions taken against MegaMania in any of the United States during the pendency of the trial on the merits of MegaMania as a Class II bingo game. The Company intends to vigorously defend its position that MegaMania is a Class II game; however, no assurances can be given that the Company will be successful on the merits. If MegaMania is ultimately determined to be Class III gaming, the loss of the MegaMania business would have a material adverse effect upon the Company's financial condition and results of operation. Even if the Company is successful on the merits, the legal fees and expenses to be incurred by the Company related to the MegaMania litigation will be significant and are expected to materially and adversely affect the Company's reported earnings during the periods in which the legal fees are rendered and the related costs incurred by the Company.


     The operation of gaming on Indian lands is subject to the Gaming Act which also established the National Indian Gaming Commission ("NIGC") with the authority to promulgate rules and regulations to enforce certain aspects of the Gaming Act and to protect tribal interests involved in gaming activities. The NIGC has previously given favorable opinions that the Company's MegaMania game is a Class II rather than a Class III gaming activity. These opinions are of significance because, generally speaking, Class II gaming may be conducted on Indian lands if the state in which the Indian land is located permits such gaming for any purpose by any person. Class III gaming, on the other hand, which includes gaming such as video casino games, slot machines, most table games (e.g., blackjack and craps) and keno, may only be conducted pursuant to a compact reached between the Indian tribe and the state in which the tribe is located. MegaMania was designed and is operated by the Company as a Class II game within the definition of bingo set forth in the Gaming Act, and the Company and the various Indian tribes that play MegaMania have relied upon the opinions of the NIGC in operating and playing MegaMania. The NIGC has also issued rulings regarding the Company's Integrated Gaming Services Agreements with the tribes and has determined them to be service contracts rather than management contracts, thereby allowing the Company to obtain more favorable terms than would have been permitted had the agreements been determined to be management contracts. See "Risk Factors -- Dependance Upon Tribal Contracts" and "The Company -- Integrated Gaming Services Agreements."


     See "Risk Factors -- Government Regulation; Possible Illegality of Company Activities."

     The Company is also the subject of various pending and threatened claims arising out of the ordinary course of business. Management believes that any liability resulting from such claims will not have a material adverse effect on the results of operations or the financial condition of the Company.

                                   MANAGEMENT

     The executive officers and directors of the Company, and their respective ages and positions with the Company are as follows:

       NAME           AGE                           POSITION
       ----           ---                           --------
                             Chairman of the Board, Chief Executive Officer and
Gordon T. Graves...   60     Director
Larry D.
  Montgomery.......   59     President and Director
Daniel J.
  Sarnoff..........   41     Vice President and Director
Gordon T. Sjodin...   56     Executive Vice President
Michael E.
  Newell...........   46     Vice President
Frederick E.
  Roll.............   54     Vice President, Secretary and Chief Financial Officer
Robert F.
  Lannert..........   42     Vice President
Gregory N. Stern...   52     Director

     Gordon T. Graves has been Chairman of the Board and a director of the Company since its inception, and has been Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consultant and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc. ("Arrowsmith"), a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd., a company co-founded by him).

     Larry D. Montgomery has been President and a director of the Company since November 1992, having held the position of Chief Executive Officer from November 1992 through September 1994. From December 1991 until December 1993, Mr. Montgomery was also a private consultant to gaming companies. From 1989 through 1991, Mr. Montgomery was the President of Public Gaming Research Institute, and from 1987 to 1989 was the Executive Director of the Kansas State Lottery.

     Daniel J. Sarnoff as been Vice President of the Company since February 1, 1997. Mr. Sarnoff served as a director of the Company from September, 1994 until July 10, 1996, and was elected as a Director at the Company's annual meeting of shareholders on March 29, 1997. Mr. Sarnoff was a Vice President of the Company from March, 1995 until July 10, 1996. Mr. Sarnoff also serves as President and Chief Executive Officer of TV Games, Inc., a wholly owned subsidiary of the Company. Since 1993, Mr. Sarnoff has been President and Chief Executive Officer of Pioneer Pictures which develops and packages movies for television. From August, 1989 until May, 1990, Mr. Sarnoff served as President of RKO Express Pictures and from June, 1990 until May, 1993 Mr. Sarnoff was involved with production and marketing for Bonanza Ventures Inc. From 1986-1990 Mr. Sarnoff founded and was Chief Executive Officer of Super TVOLTA, which designs international television lottery programs. Previously, Mr. Sarnoff was responsible for new business development, NBC SPOT Sales, New York, and was a member of the RCA new business task force.

     Gordon T. Sjodin has been Vice President of the Company since September 1994. In April 1994, Mr. Sjodin joined the Company's wholly-owned subsidiary, MegaBingo, Inc., as its Vice President -- Sales and served in such position until September 1994, when he became President and Chief Executive Officer of MegaBingo, Inc. From August 1989 until April 1994, Mr. Sjodin was employed by AGE as, successively, Director, Sales and Marketing, and Director, Corporate Development.

     Michael E. Newell has been Vice President of the Company since September 1994. In April 1994, Mr. Newell joined MegaBingo, Inc. as its Vice President-Chief Operating Officer and served in such position until November 1995, when he became Senior Vice President of game operations for the Company. From 1988 until April 1994, Mr. Newell was employed by AGE as Director, MegaBingo operations.

     Frederick E. Roll has been Vice President and Secretary of the Company since September 1994, having joined the Company in February 1994 as its acting general manager and Chief Financial Officer. From November 1990 until joining the Company, Mr. Roll was a certified public accountant in his own practice. From 1983 until October 1990, Mr. Roll was Chief Financial Officer, Vice President and an owner of Park Hill Nurseries, Ltd., a commercial nursery. Mr. Roll has been the Chief Financial Officer of the Company since January 1997.

     Robert F. Lannert has been Vice President of the Company since August 1997. Mr. Lannert has been employed by the Company since June 1996 as supervisor of its computer and data processing operations. From 1988 until August 1995, Mr. Lannert was Director of data processing for Debartolo Racing at Remington Park, Oklahoma City, Oklahoma , and from August 1995 until joining the Company, Mr. Lannert was Vice President of Operations for Spector Entertainment Group.

     Gregory N. Stern has been a director of the Company since December 1993. Mr. Stern has worked as an independent management consultant to The Littleton Group, since leaving RKS Associates, a venture capital firm, in 1989, where he served as a general partner.

     All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     No family relationship exists between any of the directors or executive officers of the Company.

     The Company has granted to Walsh Manning Securities, LLC, the Placement Agent for certain recent private offerings of securities by the Company, the right to have a representative attend meetings of the Company's Board of Directors as an observer.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the annual compensation for the Company's chief executive officer and each executive officer earning more than $100,000 for the fiscal year ended September 30, 1997 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                    SECURITIES
                                                COMPENSATION         ANNUAL         UNDERLYING
                                               ---------------      OPTIONS/         ALL OTHER
             FINANCIAL POSITION                YEAR    SALARY    WARRANTS(#)(1)   COMPENSATION(2)
             ------------------                ----   --------   --------------   ---------------
Gordon T. Graves.............................  1997   $ 70,000              (3)               $--
  Chairman of the                              1996     65,423               --               485
  Board and Chief                              1995     46,364(4)             --               --
  Executive Officer
Larry D. Montgomery..........................  1997    115,160           10,000                --
  President and Chief                          1996    100,939            5,000             3,238
  Operating Officer                            1995    108,000           13,000             3,420
Gordon T. Sjodin.............................  1997    120,360            5,000                --
  Vice President                               1996    115,669            4,445             3,309
                                               1995    108,000               --            13,206

---------------

(1) Consists of shares of Common Stock underlying options granted pursuant to the Company's 1994 Employee Stock Option Plan, 1996 Stock Incentive Plan and its Salaried Employee Participation Plan, and underlying warrants issued in lieu of compensation in July 1994 (see "Stock Plans" below).

(2) Consists of contributions made by the Company on behalf of the named executive officers to the Company's 401(k) plan.


(3) Does not include (i) shares of Common Stock underlying warrants issued to Equipment Purchasing L.L.C., or (ii) shares of Common Stock issuable upon the exercise by AGN Venturers of a put right. See "Certain Relationships and Related Transactions."


(4) Such amount (except for $1,129) was contributed by Mr. Graves to the Company.

     Option/Warrant Grant Table. The following table sets forth certain information regarding options and warrants granted by the Company during its fiscal year ended September 30, 1997 to the named executive officers.

                   OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                                    ------------------------
                                                    NUMBER OF    % OF TOTAL
                                                    SECURITIES    OPTIONS/
                                                    UNDERLYING    WARRANTS
                                                     OPTIONS/    GRANTED TO
                                                     WARRANTS    EMPLOYEE IN     PRICE     EXPIRATION
                       NAME                         GRANTED(#)   FISCAL YEAR   PER SHARE      DATE
                       ----                         ----------   -----------   ---------   ----------
Gordon T. Graves(1)...............................          --            --        --            --
Larry D. Montgomery...............................       5,000           0.9    $4.375      10/18/06
                                                         5,000           0.9    $5.688       2/20/07
Gordon T. Sjodin..................................       5,000           0.9    $4.375      10/18/06

---------------


(1) Does not include (i) shares of Common Stock underlying warrants issued to Equipment Purchasing L.L.C., or (ii) shares of Common Stock issuable upon the exercise by AGN Venturers of a put right. See "Certain Relationships and Related Transactions."

     Aggregate Option/Warrant Exercises and Year-End Option Table. The following table sets forth certain information regarding the exercise of stock options and warrants during the fiscal year ended September 30, 1997, and the unexercised stock options and warrants held as of September 30, 1997, by the named executive officers.

                                                                     NO. OF SECURITIES           VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                       NO. OF         VALUE          OPTIONS AT FY-END           OPTIONS AT FY-END (2)
                                   SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
              NAME                  UPON EXERCISE      $(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 ---------------   --------   -----------   -------------   -----------   -------------
Gordon T. Graves(3)..............          --             --          --             --              --             --
Larry D. Montgomery(4)...........      10,000        $85,000      33,750         29,250        $389,189       $305,905
Gordon T. Sjodin(5)..............          --             --      34,875         19,625        $377,577       $198,983

---------------

(1) Market value of underlying Common Stock on date of exercise, minus the exercise price.

(2) Market value of the underlying Common Stock at fiscal year end, minus the exercise price.


(3) Does not include (i) shares of Common Stock underlying warrants issued to Equipment Purchasing L.L.C., or (ii) shares of Common Stock issuable upon the exercise by AGN Venturers of a put right. See "Certain Relationships and Related Transactions."


(4) Does not include warrants acquired for investment in January 1995 to purchase 5,129 shares of Common Stock, of which 3,189 were exercised in June 1997 at $2.75 per share.

(5) Does not include warrants acquired for investment in January 1995 to purchase 4,623 shares of Common Stock, of which 2,683 were exercised in June 1997 at $2.75 per share.

     Stock Plans. In November 1994, the stockholders of the Company approved the Company's 1994 Employee Stock Option Plan (the "1994 Plan") and the 1994 Director Stock Option Plan ("Director Plan"), under which options to purchase an aggregate of 360,000 shares and 60,000 shares, respectively, of Common Stock were reserved for issuance. As of September 30, 1997, options to purchase 222,500 shares and 40,000 shares, respectively, of Common Stock were outstanding under the 1994 Plan and the Director Plan. No options granted under the Director Plan had been exercised. After the adoption of the Company's 1996 Stock Incentive Plan, no new options were granted under the 1994 Plan or the Director Plan.

     As of September 30, 1997, options for an aggregate of 45,000 shares of Common Stock had been granted to Larry Montgomery under the Company's 1993 Salaried Employee Participation Plan, of which 10,000 shares were exercised in March 1997 and 35,000 remained outstanding. Such Plan has been terminated and no further options will be granted thereunder.

     In August 1996, the Board of Directors adopted the Company's 1996 Incentive Stock Plan (the "1996 Plan") pursuant to which 274,320 shares of Common Stock or Common Stock equivalents may be issued plus an additional number of shares or share equivalents equal to 10% of the number of shares of Common Stock issued by the Company after August 15, 1996 and prior to December 31, 2000.

     The 1996 Plan will be administered by the Board of Directors of the Company or by a committee of the Board designated for such purpose (the "Administrator"). The Administrator will have authority, subject to the terms of the 1996 Plan, to determine when and to whom to make grants under the 1996 Plan, the number of shares to be covered by the grants, the types and terms of "Awards" to be granted under the 1996 Plan (which are stock based incentives and may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares and deferred stock purchases), the exercise or purchase price of the shares of Common Stock and Common Stock equivalents subject to the Awards, and to prescribe, amend and rescind rules and regulations relating to the 1996 Plan.

     As of September 30, 1997, there were outstanding under the 1996 Plan options to purchase 277,000 shares of Common Stock at exercise prices ranging from $4.375 per share to $8.00 per share.

     Under the terms of the 1996 Plan, Awards may be granted by the Administrator in its discretion to key employees (including officers and directors who are employees) of the Company and any of its subsidiary corporations as well as to consultants, advisors and other independent contractors to the Company.

     The exercise price of stock appreciation rights and of non-qualified or incentive stock options may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. Other Awards may be granted at such price as the Administrator determines.

     Shares of Common Stock purchased upon the exercise of an option are to be paid for in cash or through the delivery of other shares of Common Stock with a value equal to the total option price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Administrator.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, Graves Properties, Ltd., a limited partnership controlled by Gordon T. Graves, the Company's Chairman and Chief Executive Officer, formed Equipment Purchasing L.L.C. ("EPLLC") for the purpose of purchasing MegaMania player stations from the Company and leasing the stations to Indian tribes. In June 1997, EPLLC purchased approximately 100 MegaMania player stations from the Company for a total purchase price of $637,347, payable in two promissory notes of EPLLC, one a short term note in the principal amount of $400,000 bearing interest at approximately 7% per annum, and the other a 12% note in the principal amount of $237,437 due in two years, with interest only payable monthly. In December 1997, EPLLC paid the short term note in full. The purchased equipment has been leased to a tribe under terms where the Company receives a percentage of the revenues generated by the equipment in consideration of providing the equipment and the MegaMania game to the tribe. The Company and EPLLC have agreed to a sharing of such percentage of revenues, with EPLLC receiving a share equal to the greater of a fixed percentage amount or such amount as is necessary to satisfy EPLLC's monthly payment on the purchase note due the Company and to amortize on a monthly basis the cash contributed to EPLLC by Graves Properties, Ltd.

     In September 1997, EPLLC purchased approximately 345 MegaMania player stations from the Company for a total purchase price of approximately $1,800,000, of which $990,000 was paid in cash in December 1997, and the balance with a 12% note of EPLLC in the principal amount of $810,000 due in two years, with interest only payable monthly. The purchased equipment has been leased to five different tribes under terms where the Company receives a percentage of the revenues generated by the equipment which is shared with EPLLC under terms consistent with those of the June 1997 sale discussed above.

     In connection with the sales of electronic player stations to EPLLC, the Company recorded revenues of $2,436,000 during the year ended September 30, 1997 with related costs of sales of $1,183,000.


     As an inducement to consummate the June 1997 sale, the Company issued to EPLLC 50,000 warrants to purchase common stock at an exercise price of $11.00 per share, which was the market value of the common stock on the date of issuance. The estimated fair market value of these warrants is $2,500 (as determined by an investment banker) and has been recorded as additional cost of sales. As an inducement to consummate the September 1997 sale, the Company issued to EPLLC 100,000 warrants to purchase common stock at an exercise price of $13.38 per share which was the market value of the common stock on the date of issuance. The estimated fair market value of these warrants is $5,000 (as determined by an investment banker) and has been recorded as additional cost of sales. The warrants will become exercisable one year after the date of issue and expire five years after the date of issue. The warrants are redeemable by the Company at $.10 per share if the closing price of the common stock for 20 consecutive trading days has been at least 150% of the applicable exercise price.


     Because of uncertainties relating to the legality of MegaMania and the ability of lenders to obtain rights to collateral located on Indian lands, the Company has found it difficult to obtain equipment purchase financing on terms acceptable to the Company. Accordingly, the Company believes that the terms of the equipment sales to EPLLC are at least as favorable as could have been obtained from more traditional sources of financing.

     In August 1996, the Company sold AGN Venturers L.L.C. to a group of investors that included Mr. Graves as to a 10% interest in AGN Venturers L.L.C. AGN Venturers L.L.C. owned a 51% interest in AGN, the Company's proxy play subsidiary. Mr. Graves purchased the 10% interest for $50,000 in cash and a several guarantee (i.e., 10%) of a $336,000 note payable to the Company by AGN. As part of the transaction, the Company and AGN Venturers L.L.C. entered into a Put and Call Agreement pursuant to which AGN Venturers L.L.C. had the right to "put" back to the Company the 51% interest in AGN and repay the $336,000 note in exchange for 278,667 shares of Common Stock. The Put and Call Agreement further provides that the Company would issue AGN Venturers L.L.C. an additional 133,333 shares upon the payment by AGN Venturers L.L.C. of a $400,000 note due the former partner in AGN which was guaranteed by AGN. In October 1997, AGN Venturers L.L.C. exercised its "put" right with respect to the 278,667 shares and in December 1997 paid the $400,000 note and exercised its "put" right with respect to the 133,333 shares.

As a result, since October 1997, AGN is 100% owned by the Company. Pursuant to the exercise of the put rights by AGN Venturers, Mr. Graves acquired 41,200 shares of Common Stock.

     During 1996, Gordon T. Graves exercised warrants to purchase 291,545 shares of Common Stock at $2.00 per share. Such exercise was accomplished by the issuance to the Company of Mr. Graves' promissory note due in five years and bearing interest at 6% per annum. Also during 1996, Mr. Sjodin exercised for cash 2,500 warrants to purchase Common Stock at $1.50 per share.

     In January 1995, Messrs. Graves (including a limited partnership controlled by Mr. Graves), Montgomery, Sjodin and Newell, along with other non-employee investors that included SCA Promotions, Inc. ("SCA"), exchanged certain outstanding subordinated notes due them by the Company for shares of the Company's Series A Preferred Stock, at the exchange price of $10 principal amount of such notes for each share of Series A Preferred Stock. In connection with such exchange, the Company issued its substitute warrants for other warrants held by such parties. As a result of such exchange, Mr. Graves (and such limited partnership) held 80,175 shares of Series A Preferred Stock and substitute warrants for the purchase of 291,545 shares of Common Stock; Messrs. Montgomery and Sjodin each held 534 shares of Series A Preferred Stock and substitute warrants for the purchase of 1,940 shares of Common Stock; and Mr. Newell held 107 shares of Series A Preferred Stock and substitute warrants for the purchase of 388 shares of Common Stock. All of the substitute warrants have an exercise price of $2.00 per share of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 30, 1997, with respect to the number of shares of Common Stock and of Series A Preferred Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of, respectively, the Common Stock and the Series A Preferred Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group:

                                                           COMMON STOCK               PREFERRED STOCK
                                                    --------------------------   --------------------------
                                                     NUMBER OF                    NUMBER OF
                                                       SHARES                       SHARES
                                                    BENEFICIALLY     PERCENT     BENEFICIALLY     PERCENT
                 BENEFICIAL OWNER                      OWNED       OF CLASS(1)      OWNED       OF CLASS(1)
                 ----------------                   ------------   -----------   ------------   -----------
Gordon T. Graves..................................   1,084,620(2)     22.5          80,175(3)     73.4%
  1604 Crested Butte
  Austin, Texas 78746
Larry D. Montgomery...............................      90,684(4)      1.9           1,411          1.3
  1920 S. West Union Road
  Topeka, Kansas 66615
Gordon T. Sjodin..................................      55,733(5)      1.2           1,272          1.1
  5804 E. 104th Street
  Tulsa, Oklahoma 74137
Daniel J. Sarnoff.................................      48,500(6)      1.0           2,000          1.8
  1861 Nichols Canyon
  Los Angeles, California 90046
Gregory N. Stern..................................      20,000(7)       (8)             --           --
  130 Barton Road
  Stow, Massachusetts 01775
All executive officers and directors as a group
  (eight persons).................................   1,353,553(9)     28.0          83,351         76.3

---------------

(1) Based upon 4,783,297 shares of Common Stock and 109,192 shares of Series A Preferred Stock outstanding.

(2) Consists of (i) 591,545 shares owned of record by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves, (ii) 51,000 shares owned by Graves Management, Inc., a corporation controlled by Mr. Graves, (iii) 41,500 shares issued in October/December 1997 upon the exercise of the

    AGN Venturers' put right, and (iv) 400,875 shares issuable upon the conversion of the Series A Preferred Stock. Does not include an aggregate of 90,600 shares as to which Mr. Graves disclaims beneficial ownership, consisting of: (i) 44,100 shares owned of record by Cynthia Graves, Mr. Graves' wife, and (ii) 46,500 shares beneficially owned by the Gordon Graves Grandchildren Trust.

(3) Consists of (i) 5,175 shares owned of record by Mr. Graves, and (ii) 75,000 shares owned of record by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves.

(4) Consists of (i) 31,189 shares owned of record by Mr. Montgomery, (ii) 50,500 shares issuable upon the exercise of stock options that are currently exercisable (40,250 shares) or are exercisable within the next 60 days (10,250 shares), (iii) 1,940 shares issuable upon the exercise of currently exercisable warrants, and (iv) 7,055 shares issuable upon conversion of the Series A Preferred Stock.

(5) Consists of (i) 11,433 shares owned of record or beneficially by Mr. Sjodin,
    (ii) 1,940 shares issuable upon the exercise of currently exercisable warrants, (iii) 36,000 shares issuable upon the exercise of stock options that are currently exercisable (34,875 shares) or are exercisable within the next 60 days (1,125 shares), and (iv) 6,360 shares issuable upon conversion of the Series A Preferred Stock.

(6) Consists of shares issuable upon the exercise of currently exercisable stock options.

(7) Consists of shares issuable upon the exercise of currently exercisable stock options.

(8) Less than 1%.

(9) Consists of (i) 686,155 shares owned of record, (ii) 204,875 shares issuable upon the exercise of stock options that are currently exercisable (191,250 shares) or are exercisable within the next 60 days (13,625 shares), (iii) 4,268 shares issuable upon the exercise of currently exercisable warrants,
    (iv) 41,500 shares issued to Mr. Graves in October/December 1997 upon the exercise of the AGN Venturers' put right, and (v) 416,755 shares issuable upon conversion of Series A Preferred Stock.

                            SELLING SECURITYHOLDERS


     The following table sets forth for each Selling Securityholder, as of January 6, 1998, the number of Warrants and, as of December 15, 1997, the number of shares of Common Stock beneficially owned by such Selling Securityholder prior to this offering, the maximum number of Warrants and Shares to be offered and sold from time to time by such Selling Securityholder and the number of shares of Common Stock to be beneficially owned by such Selling Securityholder after this offering.



                                                       SECURITIES
                                                      BENEFICIALLY           SECURITIES
                                                      OWNED PRIOR               BEING
                                                     TO OFFERING(1)            OFFERED
                                                   ------------------    -------------------    SHARES BENEFICIALLY
                                                               COMMON                COMMON         OWNED AFTER
                      NAME                         WARRANTS    STOCK     WARRANTS     STOCK         OFFERING(2)
                      ----                         --------    ------    --------    -------    -------------------
Class A Warrant Holders:
  Leonard Anderson...............................    8,000     16,000      8,000      8,000             8,000
  G.W. Egermayer, Jr.............................   10,000     20,000     10,000     10,000            10,000
  First National Trust Assc......................    8,333     16,666      8,333      8,333             8,333
    FBO: Roger A. Granberg
  Interpacific Capital Corp......................   40,000     40,000     40,000     40,000                --
  M.S. Farrell Holdings..........................    1,000     1,000       1,000      1,000                --
  Quad Capital Partners(3).......................   16,667     16,667     16,667     16,667                --
  Morris Stellar.................................   16,667     38,334     16,667     16,667            21,667
                                                   -------     ------    -------     -------          -------
        Sub-Totals...............................  100,667     148,667   100,667     100,667           48,000
                                                   -------     ------    -------     -------          -------

                                                       SECURITIES
                                                      BENEFICIALLY           SECURITIES
                                                      OWNED PRIOR               BEING
                                                     TO OFFERING(1)            OFFERED
                                                   ------------------    -------------------    SHARES BENEFICIALLY
                                                               COMMON                COMMON         OWNED AFTER
                      NAME                         WARRANTS    STOCK     WARRANTS     STOCK         OFFERING(2)
                      ----                         --------    ------    --------    -------    -------------------
Class B Warrant Holders:
  Theodore Burns.................................  109,578     109,578   109,578     109,578               --
  Victor DiGioia.................................    5,000     5,000       5,000      5,000                --
  Stanley Goldstein..............................    5,000     5,000       5,000      5,000                --
  Craig Gross....................................  164,366     229,366   164,366     164,366           65,000
                                                   -------     ------    -------     -------          -------
        Sub-Totals...............................  283,944     348,944   283,944     283,944           65,000
                                                   -------     ------    -------     -------          -------
Total Selling Securityholders:...................  384,611     497,611   384,611     384,611          113,000
                                                   =======     ======    =======     =======          =======


---------------


(1) Common Stock beneficially owned includes the Shares issuable upon the exercise of the Warrants.



(2) Assumes the sale of all Warrants and Shares offered hereby by the Selling Securityholders. Based upon 4,783,297 shares of Common Stock outstanding on September 30, 1997.



(3) Lawrence Kaplan is an advisor to the Company's Board of Directors and is a partner in Quad Capital Partners.



(4) In connection with the private placement of the Warrants in August and November, each Selling Securityholder, (other than the holders of the Class B Warrants), (i) agreed not to sell any Securities until June 22, 1998, without the prior consent of Walsh Manning, and (ii) granted to Walsh Manning or its designee a right of first refusal, expiring on June 22, 1998, to purchase any Securities proposed to be sold by such Selling Securityholder.


     All of the Securities were issued subject to agreements of the Company (the "Registration Agreements") wherein the Company has agreed to keep the Registration Statement of which this Prospectus forms a part continuously effective for so long as the Warrants remain outstanding.

                              PLAN OF DISTRIBUTION


     The Company will not receive any proceeds from the sale of the Securities by a Selling Securityholder; however, the Company will receive proceeds from the issuance of shares of Common Stock upon the exercise of the Warrants at $8.00 per share. If the 1,792,143 Warrants outstanding at the date of this Prospectus are exercised in full, the Company will receive $14,337,144 of gross proceeds therefrom. Each of the Selling Securityholders may sell Securities directly or through broker-dealers who may act solely as agents, or who may acquire Securities as principals. The Securities may be sold from time to time by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest to the Selling Securityholders. The distribution of the Securities may be effected in one or more transactions that may take place through the Nasdaq SmallCap Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales.


     The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities sold less the aggregate agents' commissions and other expenses of issuance and distribution not borne by the Company. The Selling Securityholders and any dealers or agents that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Securities by them and any commissions received by any such dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Each Selling Securityholder (except as otherwise stated in the footnotes to the table under "Selling Securityholders") has granted to Walsh Manning a right of first refusal, expiring June 22, 1998, to purchase any Securities proposed to be sold by the Selling Securityholder. To the extent Walsh Manning exercises such right of first refusal and resells the Securities, Walsh Manning may be deemed to be an "underwriter" within the meaning of the Securities Act.

     The Selling Securityholders may effect transactions by selling the Securities directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the Selling Securityholders.

     Under the Registration Agreements, the Company has agreed to bear all of the expenses of registration of the Securities under the Federal and state securities laws, including filing fees. Such expenses payable by the Company are currently estimated to be $100,000.

     The Company has advised the Selling Securityholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market, has furnished each Selling Securityholder with a copy of Regulation M and has informed them of the need for delivery of copies of this Prospectus. There can be no assurance that any of the Selling Securityholders will sell any of the Securities offered by them hereunder.

     Pursuant to the Registration Agreements, the Company has agreed to indemnify the Selling Securityholders against certain liabilities, including certain potential liabilities under the Securities Act, or to contribute to payments the Selling Securityholders may be required to make in respect thereof.

                           DESCRIPTION OF SECURITIES


     The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share. As of September 30, 1997, there were 4,783,297 shares of Common Stock outstanding, 109,192 shares of Series A Preferred Stock issued and outstanding, 1,268,833 Class A Warrants issued and outstanding and 523,310 Class B Warrants issued and outstanding.


COMMON STOCK

     Subject to the rights of the holders of any shares of Preferred Stock which may be issued in the future, and subject to the rights of the holders of Series A Preferred Stock to elect a majority of the Board of Directors in the event the Company is in arrears in the payment of two consecutive quarterly dividend payments, holders of shares of Common Stock and holders of shares of the Series A Preferred Stock, voting together as a single class, are entitled to cast one vote for each share of Common Stock and Series A Preferred Stock held at all stockholders' meetings for virtually all purposes, including the election of directors. Directors are elected each year at the Company's annual meeting of stockholders to serve for a period of one year and until their respective successors have been duly elected and qualified.

     Common stockholders have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of Preferred Stock. The Series A Preferred Stock has a preference in liquidation of $10 per share.

     Common stockholders have no preemptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock offered hereby will be, validly issued, fully paid and nonassessable. The Common Stock does not have cumulative voting rights so holders of more than 50% of the outstanding Common Stock can elect 100% of the Directors of the Company if they choose to do so, subject to the rights of the holders of outstanding Series A Preferred Stock as described above.

PREFERRED STOCK


     The Board of Directors is authorized to issue shares of Preferred Stock, $.01 par value per share, from time to time in one or more series. The Board may issue a series of Preferred Stock having the right to vote on any matter submitted to stockholders, including, without limitation, the right to vote by itself as a series, or as a class together with any other or all series of Preferred Stock. The Board of Directors may determine that the holders of Preferred Stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. The Board of Directors has designated a series of Preferred Stock as Series A Preferred Stock which has the right to elect a majority of the Board of Directors in the event the Company is in arrears in the payment of two consecutive quarterly dividend payments.

     The Board of Directors may also grant to holders of any series of Preferred Stock preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of Preferred Stock may be convertible into Common Stock or any other series of Preferred Stock of the Company at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of Directors.

SERIES A PREFERRED STOCK

     The Board of Directors has designated 109,192 shares of Preferred Stock as Series A Preferred Stock, of which 80,175 shares are held by Gordon Graves, the Chairman and Chief Executive Officer of the Company, and his affiliated company, and an aggregate of 3,176 shares are held by four other officers or directors of the Company. The holders of the Series A Preferred Stock have the right to elect a majority of the Board of Directors in the event the Company is in arrears in the payment of two consecutive quarterly dividend payments. The Series A Preferred Stock bears dividends at the rate of $.275 per quarter payable on January 1, April 1, July 1 and October 1 of each year. The Series A Preferred Stock is convertible into Common Stock at the rate of five shares of Common Stock for each one share of Series A Preferred Stock. The Series A Preferred Stock has a preference on liquidation of $10 per share plus accrued and unpaid dividends and is redeemable by the Company for $10 per share plus accrued and unpaid dividends under certain circumstances.

LOCK-UP AGREEMENTS


     In connection with the transactions pursuant to which certain of the Selling Securityholders acquired the Securities offered hereby, virtually all of the Selling Securityholders and each of the officers, directors and certain holders (directly and indirectly) of one percent (1%) or more of the Company's Common Stock agreed with Walsh Manning not to sell the Securities or any other securities of the Company then held by such persons until June 22, 1998 (or November 22, 1998, in the case of such officers, directors and 1% holders). See
Note 4 of the Notes to the Selling Securityholder table.


WARRANTS

     Terms. Each Warrant entitles the holder thereof to purchase one share of Common Stock from the Company at an exercise price equal to $8.00 per share, subject to adjustment in certain circumstances. The Warrants became exercisable on November 7, 1997, and unless exercised, will automatically expire on November 12, 2001.

     Registration Rights. In connection with the transactions pursuant to which the Selling Securityholders acquired the Securities offered hereby, the Company agreed to notify the holders (the "Holders") of the Securities of the filing of the Registration Statement of which this Prospectus forms a part, and to include the Securities in such Registration Statement at the request of such Holder. In addition, commencing on April 7, 1997, Walsh Manning or the holders on a combined basis of a majority of the Securities may demand that the Company file a Registration Statement covering the Securities. Either action is to be taken at the Company's expense except for brokerage commissions, transfer taxes and the fees of counsel to the Holders.

     The Company is required only to use its best efforts to cause the Securities covered by the Registration Statement to be registered or otherwise qualified for sale in the states designated by the Holders. It may in fact not be practicable to qualify the Securities for sale in every state in which a Holder resides. Accordingly, it is possible that the substantial restrictions on the transferability of the Securities will continue, even after registration. See "Risk Factors -- Current Prospectus and State Registration Required to Exercise Warrants."

     The registration rights of the Holders expire on November 12, 2001.

     Redemption. The Warrants are redeemable, in whole or in part, at the option of the Company, at $.10 per Warrant, upon not less than 30 days prior written notice, at any time after November 7, 1997, in the case of the Class A Warrants, and at any time after February 7, 1999, in the case of the Class B Warrants; provided that (i) the closing bid price quotation of the Company's Common Stock is at least 150% of the then exercise price of the Warrant on each of the 20 trading days ending not later than the seventh trading day prior to the day on which notice of redemption is given; and (ii) the Warrants and the Shares have been registered under the Securities Act.

     Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement between the Company and Corporate Stock Transfer, Denver, Colorado, as warrant agent , and are subject to the terms and provisions thereof.

TRANSFER AGENT AND WARRANT AGENT

     The Transfer Agent for the Company's Common Stock is Corporate Stock Transfer, Denver, Colorado.

     The Warrant Agent for the Warrants is Corporate Stock Transfer, Denver, Colorado.


                                    EXPERTS



     The consolidated balance sheet of the Company as of September 30, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended September 30, 1997, appearing elsewhere in this Prospectus and in the Registration Statement of which this Prospectus forms a part, have been included herein and therein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Securities offered hereby has been passed upon for the Company by Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., Tulsa, Oklahoma. Attorneys who are shareholders or employed by Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. who have provided advice with respect to this offering do not own any securities of the Company.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act and, in accordance therewith, files proxy statements, reports and other information with the Commission. Such proxy statements, reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains proxy statements, reports and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. The Common Stock is quoted on the Nasdaq SmallCap Market. Reports and information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.


     This Prospectus constitutes a part of a Registration Statement on Form SB-2, File No. 333-30721 (the "Registration Statement"), as the same may from time to time be amended, by the Company with the

Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to Multimedia Games, Inc. at its principal executive offices, 7335 South Lewis Avenue, Suite 204, Tulsa, Oklahoma 74136 Attention: Corporate Secretary (918) 494-0576.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Company's By-Laws authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Texas Business Corporation Act, public policy or other applicable law. Article 202 of the Texas Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants...........................  F-1
Consolidated Balance Sheet, September 30, 1997..............  F-2
Consolidated Statements of Operations, Years Ended September  F-4
  30, 1997 and 1996.........................................
Consolidated Statements of Changes in Stockholders Equity,    F-5
  Years Ended September 30, 1997 and 1996...................
Consolidated Statements of Cash Flows, Years Ended September  F-6
  30, 1997 and 1996.........................................
Notes to Consolidated Financial Statements..................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders
Multimedia Games, Inc.

     We have audited the accompanying consolidated balance sheet of Multimedia Games, Inc. and Subsidiaries as of September 30, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Multimedia Games, Inc. and Subsidiaries as of September 30, 1997 and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
December 23, 1997

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

Current Assets:
Cash and cash equivalents...................................  $ 2,380,000
Accounts Receivable:
Trade, net of allowance for doubtful accounts of $123,000...    1,443,000
Other.......................................................      123,000
  Inventory.................................................      511,000
  Prepaid expenses..........................................       61,000
  Notes receivable..........................................      286,000
  Notes receivable -- related parties.......................    1,427,000
  Due from AGN L.L.C........................................      381,000
  Deferred tax asset........................................       79,000
                                                              -----------
  Total current assets......................................    6,691,000
                                                              -----------
Restricted cash and cash equivalents........................    1,783,000
Notes receivable -- related party...........................    1,010,000
Property and equipment, net.................................    4,970,000
Other assets................................................       95,000
Deferred tax asset -- non-current...........................      379,000
Goodwill, net...............................................      472,000
                                                              -----------
Total assets................................................  $15,400,000
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.........................  $   395,000
  Accounts payable and accrued expenses.....................    1,853,000
  Prize fulfillment fees payable............................      597,000
                                                              -----------
  Total current liabilities.................................    2,845,000
                                                              -----------
Long-term debt..............................................      675,000
Other long-term liabilities.................................    1,603,000
Commitments and Contingencies (Note 11)
Stockholders' equity:
  Preferred stock, Series A, $.01 par value, 2,000,000
     shares authorized, 109,192 shares issued and
     outstanding............................................        1,000
  Common stock, $.01 par value, 25,000,000 shares
     authorized, 4,817,296 shares issued and 4,783,297
     shares outstanding.....................................       48,000
  Additional paid-in capital................................   12,297,000
  Stockholder notes receivable..............................     (596,000)
  Treasury stock, 33,999 shares at cost.....................      (87,000)
  Accumulated deficit.......................................   (1,386,000)
                                                              -----------
  Total stockholders' equity................................   10,277,000
                                                              -----------
Total liabilities and stockholders' equity..................  $15,400,000
                                                              ===========

                See notes to consolidated financial statements.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                                 1997          1996
                                                              -----------   -----------
Revenues:
  Gaming revenue............................................  $34,011,000   $21,653,000
  Electronic player station sales...........................      808,000       360,000
  Electronic player station sales -- related party..........    2,436,000            --
  Electronic player station lease revenue...................    1,786,000        64,000
  Other.....................................................       11,000       810,000
                                                              -----------   -----------
  Total revenues............................................   39,052,000    22,887,000
                                                              -----------   -----------
Operating costs and expenses:
  Bingo prizes and related costs............................    9,381,000     9,697,000
  Allotments to hall operators..............................   17,902,000     7,596,000
  Cost of electronic player stations sold...................      538,000        55,000
  Cost of electronic player stations sold -- related
     party..................................................    1,183,000            --
  Salaries and wages........................................    2,227,000     1,659,000
  Selling, general and administrative expenses..............    5,049,000     3,149,000
  Amortization and depreciation.............................    1,775,000       529,000
                                                              -----------   -----------
  Total operating costs and expenses........................   38,055,000    22,685,000
                                                              -----------   -----------
  Operating income..........................................      997,000       202,000
Interest income.............................................       29,000        51,000
Interest expense............................................     (167,000)     (213,000)
                                                              -----------   -----------
Income before income taxes..................................      859,000        40,000
Income tax benefit..........................................      452,000            --
                                                              -----------   -----------
Net income..................................................  $ 1,311,000   $    40,000
                                                              ===========   ===========
Earnings (loss) per common and equivalent share, 4,459,176
  and 2,872,258 shares, respectively........................  $       .27   $      (.04)
                                                              ===========   ===========
Earnings (loss) per common and equivalent share assuming
  full dilution, 6,462,188 and 2,872,258 shares,
  respectively..............................................  $       .20   $      (.04)
                                                              ===========   ===========


                See notes to consolidated financial statements.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                         PREFERRED STOCK        COMMON STOCK
                        -----------------   --------------------                                 TREASURY
                         NUMBER               NUMBER               ADDITIONAL    STOCKHOLDER      STOCK/
                           OF                   OF                   PAID-IN        NOTES        UNEARNED     ACCUMULATED
                         SHARES    AMOUNT     SHARES     AMOUNT      CAPITAL     RECEIVABLE    COMPENSATION     DEFICIT
                        --------   ------   ----------   -------   -----------   -----------   ------------   -----------
Balance, September 30,
  1995................   136,318   $1,000    1,839,948   $18,000   $ 4,765,000   $ (200,000)    $      --     $(2,465,000)
Exercise of common
  stock warrants......        --      --        28,332       --         50,000           --       (14,000)            --
Sale of common
  stock...............        --      --       699,375    8,000        941,000           --            --             --
Exercise of common
  stock warrants by
  Chairman............        --      --       291,545    3,000        580,000     (583,000)           --             --
Purchase of treasury
  stock...............        --      --            --       --             --      200,000      (808,000)            --
Issuance of treasury
  stock...............        --      --            --       --        (47,000)    (688,000)      735,000             --
Redemption of
  preferred stock.....    (2,000)     --            --       --        (20,000)          --            --             --
Preferred stock
  dividends ($1.10 per
  preferred share)....        --      --            --       --             --           --            --       (149,000)
Value of warrants
  associated with
  Bridge Notes........        --      --            --       --         27,000           --            --             --
Net income............        --      --            --       --             --           --            --         40,000
                        --------   ------   ----------   -------   -----------   -----------    ---------     -----------
Balance, September 30,
  1996................   134,318   1,000     2,859,200   29,000      6,296,000   (1,271,000)      (87,000)    (2,574,000)
Exercise of common
  stock warrants......        --      --       625,216    6,000      3,154,000      (13,000)           --             --
Sale of common
  stock...............        --      --     1,159,500   12,000      2,800,000           --            --             --
Exercise of stock
  options.............        --      --        47,750       --        138,000           --            --             --
Conversion of
  preferred stock to
  common
  stock...............   (25,126)     --       125,630    1,000         (1,000)          --            --             --
Payment of
  shareholders
  notes...............        --      --            --       --             --      688,000            --             --
Registration fees and
  offering costs......        --      --            --       --       (108,000)          --            --             --
Preferred stock
  dividends ($1.10 per
  preferred share)....        --      --            --       --             --           --            --       (123,000)
Value of options and
  warrants associated
  with consulting
  services............        --      --            --       --         10,000           --            --             --
Value of warrants
  associated with
  related party
  equipment sales.....        --      --            --       --          8,000           --            --             --
Net income............        --      --            --       --             --           --            --      1,311,000
                        --------   ------   ----------   -------   -----------   -----------    ---------     -----------
Balance, September 30,
  1997................   109,192   $1,000    4,817,296   $48,000   $12,297,000   $ (596,000)    $ (87,000)    $(1,386,000)
                        ========   ======   ==========   =======   ===========   ===========    =========     ===========


                            TOTAL
                        STOCKHOLDERS'
                           EQUITY
                        -------------
Balance, September 30,
  1995................   $ 2,119,000
Exercise of common
  stock warrants......        36,000
Sale of common
  stock...............       949,000
Exercise of common
  stock warrants by
  Chairman............            --
Purchase of treasury
  stock...............      (608,000)
Issuance of treasury
  stock...............            --
Redemption of
  preferred stock.....       (20,000)
Preferred stock
  dividends ($1.10 per
  preferred share)....      (149,000)
Value of warrants
  associated with
  Bridge Notes........        27,000
Net income............        40,000
                         -----------
Balance, September 30,
  1996................     2,394,000
Exercise of common
  stock warrants......     3,147,000
Sale of common
  stock...............     2,812,000
Exercise of stock
  options.............       138,000
Conversion of
  preferred stock to
  common
  stock...............            --
Payment of
  shareholders
  notes...............       688,000
Registration fees and
  offering costs......      (108,000)
Preferred stock
  dividends ($1.10 per
  preferred share)....      (123,000)
Value of options and
  warrants associated
  with consulting
  services............        10,000
Value of warrants
  associated with
  related party
  equipment sales.....         8,000
Net income............     1,311,000
                         -----------
Balance, September 30,
  1997................   $10,277,000
                         ===========


                See notes to consolidated financial statements.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                 1997           1996
                                                              -----------    -----------
Cash flows from operating activities:
  Net income................................................  $ 1,311,000    $    40,000
  Adjustments to reconcile net income to cash provided by
     (used for) operating activities:
     Amortization and depreciation..........................    1,775,000        529,000
     Deferred tax benefit...................................     (458,000)            --
     Software license fee...................................           --       (500,000)
     Other non-cash expenses................................      119,000         84,000
     (Increase) decrease in:
       Accounts receivable..................................   (1,274,000)      (367,000)
       Notes receivable.....................................     (286,000)            --
       Notes receivable -- related party....................   (2,437,000)            --
       Inventory............................................     (153,000)      (358,000)
       Prepaid expenses.....................................       31,000             --
       Due from AGN L.L.C...................................     (144,000)       (75,000)
     Increase (decrease) in:
       Accounts payable and accrued expenses................      561,000        361,000
       Hall's share of surplus..............................     (120,000)            --
       Prize fulfillment fees payable.......................      277,000             --
       Other long-term liabilities..........................      231,000             --
                                                              -----------    -----------
Net cash provided by (used for) operating activities........     (567,000)      (286,000)
                                                              -----------    -----------
Cash flows from investing activities:
  Acquisition of property and equipment.....................   (4,104,000)    (1,294,000)
  Increase in cash and restricted cash balances.............     (249,000)            --
                                                              -----------    -----------
  Net cash provided by (used for) investing activities......   (4,353,000)    (1,294,000)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from sale of common stock including collection of
     shareholder notes......................................    5,877,000        985,000
  Proceeds from debt........................................      658,000      1,062,000
  Principal payments of debt................................     (620,000)      (171,000)
  Payment of preferred stock dividends......................     (123,000)      (149,000)
  Purchase of treasury stock................................           --        (10,000)
  Financing costs...........................................           --       (166,000)
                                                              -----------    -----------
  Net cash provided by (used for) financing activities......    5,792,000      1,551,000
                                                              -----------    -----------
Net change in cash and cash equivalents.....................      872,000        (29,000)
Cash and cash equivalents, beginning of period..............    1,508,000      1,537,000
                                                              -----------    -----------
Cash and cash equivalents, end of period....................  $ 2,380,000    $ 1,508,000
                                                              ===========    ===========
Supplemental disclosure of interest paid:...................  $   167,000    $   102,000
                                                              ===========    ===========

                See Notes to Consolidated Financial Statements.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operations -- Multimedia Games, Inc. and its subsidiaries (the "Company") provides satellite linked, high stakes bingo games and interactive high speed bingo games played on interconnected electronic player stations to participating bingo halls owned primarily by American Indian tribes located throughout the United States. The Company also provides proxy play services for its MegaBingo and MegaCash games to bingo players located off Indian lands through a subsidiary's 49% interest in American Gaming Network L.L.C. ("AGN"). To date, revenues from proxy play bingo have been insignificant.

     Prior to August 1995, the Company's principal business was to conduct high stakes bingo games under the names MegaBingo, MegaCash and MegaBingo Lite. MegaBingo and MegaCash are played simultaneously at multiple bingo halls using a closed-circuit television satellite link thereby allowing a greater number of players to compete against one another for prizes generally larger than could be offered by a bingo hall acting alone. The participating bingo halls are owned and operated on behalf of American Indian tribes. MegaBingo Lite provides smaller prizes to similarly linked Indian bingo halls.

     In August 1995, the Company introduced MegaMania, a high-speed bingo game developed by the Company that allows customers to purchase bingo cards and to play bingo on an interactive electronic player station that requires rapid decisions and presents game results in a fast-action color video format featuring graphics and animation accompanied by sound. The stations are interconnected with other stations at participating bingo halls through the Company's computer network, thus allowing players to compete against one another to win a common pooled prize.

     The Company's games are currently designed to be operated as Class II games as defined by the Indian Gaming Regulatory Act of 1988 ("IGRA"). IGRA classifies gaming on Indian lands into three classes. Class I gaming includes traditional Indian social and ceremonial games and is regulated only by the tribes. Class II gaming includes bingo, pull-tabs, lotto, punch boards, tip jars, instant bingo, certain card games played under limited circumstances and other games similar to bingo if those games are played at the same location where bingo is played. Class III gaming consists of all forms of gaming that are not Class I or Class II, such as video casino games, slot machines, most table games and keno. ( See
Note 11.)

     Consolidation Principles -- The financial statements include the activities of Multimedia Games, Inc. and its three wholly owned subsidiaries, MegaBingo, Inc. ("MBI"), Multimedia Creative Services, Inc. and TV Games, Inc. ("TV Games").

     The financial statements also include TV Games' allocable share of income or losses (to the extent of the Company's investment basis) from AGN, which is accounted for under the equity method. In October 1997, the Company acquired the remaining 51% interest in AGN (see Note 3).

     Cash and Cash Equivalents -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with remaining maturities when purchased of three months or less to be cash equivalents.

     Restricted Cash and Cash Equivalents -- Restricted cash and cash equivalents include $256,000 held in reserve for MegaBingo prizes under the provisions of the Integrated Services Agreements with the tribes and $1,527,000 representing the present value of investments held by the Company's prize fulfilment firm related to outstanding jackpot prize winner annuities.

     Inventory -- Inventory consists primarily of computer equipment components for MegaMania player stations and completed MegaMania player station units. Inventory is carried at the lower of cost, (first-in, first-out) or market.

     Property and Equipment -- Property and equipment are stated at cost. The cost of property and equipment is depreciated over its estimated useful life generally using the straight line method. Equipment

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


under leases which convey ownership to the lessee at the end of the lease term is depreciated over the shorter of the lease term or three years. Predominately all of the Company's property and equipment is depreciated over two to five years. Sales and retirements of depreciable property are recorded by removing the related cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property are reflected in operations.

     Under the provisions of the Integrated Services Agreements with the tribes, any MegaBingo satellite dishes and monitoring equipment purchased and placed at the hall locations revert to the ownership of the tribe at the end of the agreement. This provision does not apply to MegaMania related equipment.

     Goodwill -- The amount paid for the assets of MegaBingo plus the liabilities assumed in excess of the fair value of the identifiable assets purchased has been recorded as goodwill (see Note 2). The Company amortizes goodwill over 20 years using the straight-line method. Goodwill is reported net of accumulated amortization in the accompanying financial statements. Accumulated amortization amounted to $75,000 and $48,000 at September 30, 1997 and 1996, respectively.

     The Company continually re-evaluates the carrying amount of goodwill as well as the amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or estimates of useful lives. Estimated future pre-interest cash flows associated with the assets of the MegaBingo business is used for this evaluation. At this time, the Company believes that no impairment of goodwill has occurred and that no reduction of the estimated useful life is warranted.

     Income Taxes -- The Company applies the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities or assets arise from differences between the tax basis of assets or liabilities and their basis for financial reporting, and are subject to tests of realizability in the case of deferred tax assets. The amount of deferred tax liabilities or assets is calculated by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. A valuation allowance is provided for deferred tax assets to the extent realization is not judged to be more likely than not.

     Treasury Stock -- The Company utilizes the cost method for accounting for its treasury stock acquisitions and dispositions.

     Accounting Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Examples include provisions for bad debts and inventory obsolescence, asset lives of equipment, deferred tax assets, and the provision for and disclosure of litigation and loss contingencies. Actual results may differ from these estimates in the near term.

     Reclassifications -- Certain 1996 balances have been reclassified to conform to 1997 reporting.

     Income (Loss) Per Common Share -- Income (loss) per common share is computed on the basis of the weighted average shares of common stock outstanding for the years ended September 30, 1997 and 1996. Options and warrants are common stock equivalents and, along with contingent stock issuances, are considered in the computation of income per common share using the treasury stock method when they are dilutive. To determine income per common share, net income is adjusted for preferred stock dividends, whether paid or not.

     Revenue -- Revenues from the operation of the MegaBingo, MegaMania and other bingo games are recognized as the gaming session for which the cards were purchased occurs. MegaMania revenues are recorded net of prizes awarded.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Lease revenues from the lease of MegaMania player stations are generally based on a percentage of revenue generated by the player stations and are recognized as the revenues are generated by the player stations. See Note 13.

     Revenues from the sale of electronic player stations are recorded when the player stations are delivered to the purchaser.

     Stock Based Compensation -- The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock option plans. Under this standard, no compensation expense is recognized for grants of options which include an exercise price equal to or greater than the market price of the stock on the date of grant. Accordingly, based on the Company's grants in 1997 and 1996, no compensation expense has been recognized.

2. MEGABINGO TRANSACTIONS; INTEGRATED SERVICES AGREEMENTS

     In December 1994, MBI purchased substantially all of the assets used by American Gaming and Entertainment Ltd. (formerly Gamma International, Ltd. and referred to herein as "AGE") in its bingo gaming activities (the "AGE Assets"), including the assets used in the conduct of the MegaBingo and MegaCash games. The AGE Assets did not include certain Integrated Services Agreements between AGE and various Indian tribes. Most of the AGE Integrated Services Agreements have been replaced by Integrated Services Agreements between the Company and the applicable Indian tribe. The Company continues to service those AGE Integrated Services Agreements that have not been replaced (the "AGE Contracts") pursuant to a services agreement with AGE (the "AGE Services Agreement") for a fee of 100% of the net cash flow generated by the AGE Contracts plus expenses incurred by the Company. Since December 1994, the revenues and expenses of the MegaBingo games serviced under the AGE Contracts have been reflected in the financial statements at their gross amounts and not netted and recorded as service fees. The AGE Services Agreement is scheduled to expire in April 1999.

     Virtually all of the Company's revenues are derived from the Integrated Services Agreements with various tribes. The Company, in its name or in the name of AGE, has written agreements with approximately 50 American Indian tribes that provide the Company with the exclusive right to conduct bingo operations on their respective Indian lands. Approximately 20 of these agreements were renewed for five (5) year terms in 1995 and half of the remaining contracts have unexpired terms of between two and three years. The remaining contracts are being continued on a month to month basis.

     Approximately 45% and 43% of revenues (inclusive of MegaBingo and MegaMania revenues) during the years ended September 30, 1997 and 1996, respectively, were derived from halls operated by four tribes, including 26% derived from one tribe in 1997.

3. AMERICAN GAMING NETWORK

     American Gaming Network L.L.C. and its predecessors ("AGN") was originally formed by the Company and a 50% third party partner in July 1995 to pursue the development of gaming opportunities on the Internet.

     In July 1996, the Company purchased the 50% interest of the third party partner through a newly formed entity ("AGN Venturers L.L.C."), for consideration that included a $400,000 note payable by the new entity to the third party partner (the "$400,000 Note"). Contemporaneously, the Company sold AGN Venturers L.L.C. to a group of investors ("Investors"), for $100,000, the agreement of the Investors to contribute $400,000 to AGN and a several guarantee of each Investor of AGN's note payable to the Company in the amount of $336,000, which evidenced working capital advances previously made to AGN by the Company. One of the Investors is Gordon T. Graves, the Company's Chairman of the Board and Chief Executive Officer,

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


who acquired 10% of AGN Venturers L.L.C. At September 30, 1997, in addition to the $336,000 note, AGN owed the Company $45,000. The $336,000 note was paid off in October 1997.

     Simultaneously with the sale of AGN Venturers L.L.C., the Company and AGN Venturers L.L.C. entered into a Put and Call Agreement pursuant to which AGN Venturers L.L.C. had the right to "put" back to the Company its 51% interest in AGN and repay the $336,000 note in exchange for 278,667 shares of Common Stock. The Put and Call Agreement further provides that the Company would issue AGN Venturers L.L.C. an additional 133,333 shares upon the payment by AGN Venturers L.L.C. of a $400,000 note due the former partner in AGN which was guaranteed by AGN. In October 1997, AGN Venturers L.L.C. exercised its "put" right with respect to the 278,667 shares and in December 1997 paid the $400,000 note and exercised its "put" right with respect to the 133,333 shares. As a result, beginning in the first quarter of fiscal 1998, AGN is 100% owned by the Company. As a result of the exercise of the put rights by AGN Venturers, Mr. Graves acquired 41,200 shares of Common Stock.

4. DISTRIBUTION AND LICENSING AGREEMENT WITH NETWORK GAMING

     In December 1995, the Company entered into distribution and licensing agreements with Network Gaming International Corporation (formerly AI Software, Inc.; "Network Gaming"), a company with its principal offices located in Vancouver, British Colombia.

     For $500,000, Network Gaming purchased and was appointed the exclusive distributor of the Company's MegaBingo and MegaCash systems and other game software for use in Canada and China. The revenue from the sale of the license agreement is reflected as other revenue in the accompanying financial statements for the year ended September 30, 1996.

     The Company purchased (for $500,000) and was appointed the exclusive distributor of all Network Gaming bingo and other game software, including future games that are being developed or will be developed, for use in the United States of America Native Indian market, including the "off reservation" market, and the State of Texas. The cost of the license is reflected in property and equipment and is being amortized over five years, the term of the agreement.

5. PROPERTY AND EQUIPMENT

     At September 30, 1997, the Company's property and equipment consisted of the following:

Gaming and satellite equipment..............................    $ 5,020,000
Software costs..............................................      2,176,000
Other.......................................................        101,000
                                                                -----------
Total property and equipment................................      7,297,000
Less accumulated depreciation...............................     (2,327,000)
                                                                -----------
Property and equipment, net.................................    $ 4,970,000
                                                                ===========

     Depreciation expense amounted to $1,748,000 and $479,000 during the years ended September 30, 1997 and 1996, respectively. The net book value of capitalized software costs at September 30, 1997, was $1,770,000. Depreciation expense related to software cost amounted to $310,000 and $159,000, during the years ended September 30, 1997 and 1996, respectively.

6. BRIDGE DEBT

     In August 1996, Bridge Debt was raised in anticipation of the Company's private placement of equity securities which was completed in November 1996 (the "November Placement"). The Bridge Debt bore

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


interest at 10.5%, was due in one year and was mandatorily redeemable from the proceeds of the November Placement. (see Note 9). In connection with the Bridge Debt, redeemable warrants representing the right to purchase 173,310 shares of common stock were issued to the placement agent (the "Class B Bridge Warrants") and redeemable warrants representing the right to purchase 360,000 shares of common stock were issued to the purchasers of the Bridge Debt (the "Class A Bridge Warrants and, together with the Class B Bridge Warrants, the "Bridge Warrants"). Each Class A Bridge Warrant represents the right to purchase one share of common stock at $8.00 per share (subject to adjustments) and has identical terms as the Class A Warrants issued in the November Placement. Each Class B Bridge Warrant represents the right to purchase one share of common stock at $8.00 per share (subject to adjustments) and has identical terms as the Class B Warrants issued in the November Placement. The value assigned to the Bridge Warrants as well as the remainder of the Bridge Debt issuance costs have been treated as an adjustment to the effective interest rate of the Bridge Debt. Approximately $84,000 in interest cost was recognized during 1996 related to the value of the Bridge Warrants and issuance costs and an additional $40,000 was recognized in the year ending September 30, 1997. The Bridge Debt was converted into common stock and warrants in connection with the November Placement.

7. LONG-TERM DEBT

     In August 1995, the Company entered into a Revolving Credit and Term Loan Agreement (the "Credit Agreement"), which as amended, provided for a term loan in the amount of $837,000 and a revolving line of credit. The proceeds of the original loan along with 12,500 shares of the Company's Series A preferred stock were used to satisfy debt incurred in the purchase of the AGE Assets (see Note
2). Principal of $9,510 and interest are payable monthly until October 31, 1998, at which time all outstanding principal and interest are due. The interest rate is the Chase Manhattan Bank, N.A. prime rate plus 1/2% (9% at September 30,
1997). There was $675,000 outstanding on the term loan at September 30, 1997 and there were no outstanding balances on the revolver at September 30, 1997.

     The term loan is collateralized by substantially all of the tangible and intangible assets of Multimedia Games, Inc. and MBI. The debt is also guaranteed by the Company's Chairman/Chief Executive Officer. The Credit Agreement contains covenants which, among other things, require the Company to maintain a minimum net worth, debt service coverage ratio and gross gaming revenues, all as defined by the Credit Agreement.

     The remaining $395,000 of long-term debt consists primarily of debt used to finance the purchase of electronic gaming player station components. The debts are due in monthly payments plus interest at approximately 12%. The debts are collateralized by the equipment purchased.

     Based upon the borrowing rates currently available to the Company for bank borrowings with similar terms, the Company believes that the carrying amount of these borrowings at September 30, 1997, approximates fair value.

     At September 30, 1997, aggregate future maturities of long-term debt are as follows: 1998 -- $395,000; 1999 -- $203,000 and 2000 -- $472,000.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


8. INCOME TAXES

     The provision for income taxes (benefit) consisted of the following for the years ended September 30, 1997 and 1996:

                                                                 1997         1996
                                                               ---------    --------
Current:
  Federal...................................................   $      --    $ 32,000
  State.....................................................          --       5,000
  Deferred..................................................    (452,000)    (37,000)
                                                               ---------    --------
Net income tax expense (benefit)............................   $(452,000)   $     --
                                                               =========    ========

     A reconciliation of the expected income tax expense (benefit) based upon the federal statutory rate of 34% and the taxes reflected in tax expense is as follows for the years ended September 30, 1997 and 1996:

                                                                 1997         1996
                                                               ---------    --------
Expected federal income tax expense.........................   $ 292,000    $ 14,000
Nondeductible meals.........................................      15,000      13,000
Use of net operating losses.................................    (307,000)         --
Change in valuation allowance of net operating losses.......    (452,000)    (27,000)
                                                               ---------    --------
Net income tax expense (benefit)............................   $(452,000)   $     --
                                                               =========    ========

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Differences between the book value and the tax basis of the Company's assets and liabilities and net operating losses results in deferred tax assets and liabilities as follows:

                                                                 1997         1996
                                                               ---------    --------
Deferred tax asset -- current:
  Accounts receivable allowance.............................   $  47,000    $ 29,000
  Vacation accrued..........................................      32,000      23,000
  Valuation allowance.......................................          --     (52,000)
                                                               ---------    --------
Net current deferred taxes..................................   $  79,000    $     --
                                                               =========    ========
Deferred tax asset -- noncurrent:
  Net operating losses......................................   $ 629,000    $749,000
  Tax credit carryforward...................................       6,000          --
Deferred tax liability -- noncurrent
  Goodwill..................................................     (10,000)     (6,000)
  Depreciation..............................................    (246,000)         --
                                                               ---------    --------
                                                                 379,000     743,000
Valuation Allowance.........................................          --    (743,000)
                                                               ---------    --------
Net noncurrent deferred taxes...............................   $ 379,000    $     --
                                                               =========    ========

     Based on the generation of taxable income before the utilization of the net operating loss carryforward in the past three years, the Company has removed the valuation allowance for all deferred tax assets in excess of deferred tax liabilities, under the assumption that it is more likely than not that future taxable income will be generated to realize the deferred tax assets.

     At September 30, 1997, the Company's net operating loss carryforward for income tax purposes was approximately $1,654,000. Because of the private placement of equity in November 1996, the Company's use of its net operating loss carryforwards will be limited to approximately $800,000 in any one taxable year. The Company's net operating loss carryforwards expire in 2008 through 2010.

9. STOCKHOLDERS' EQUITY

  Series A Preferred Stock

     During fiscal year 1995, the Company amended its articles of incorporation to provide for the issuance of up to 2,000,000 shares of preferred stock in such series and with such rights and preferences as may be approved by the Board of Directors. In January 1995, the Board of Directors approved a Series A preferred stock which is cumulative, voting and convertible. The Series A preferred stock is subject to redemption at the election of the Company for $10 per share.

     During 1996, 2,000 outstanding Series A preferred shares were canceled in exchange for a combination of the cancellation of amounts owed to the Company and cash. During 1997, 25,126 outstanding Series A preferred shares were converted into 125,630 shares of the Company's common stock.

     Commencing in January 1997, the Series A preferred stock is convertible into common stock at the rate of five shares of common for each share of Series A preferred stock. Based on the number of shares of Series A preferred stock outstanding at September 30, 1997, an additional 545,960 shares of common stock would be issued if a full conversion were to occur. Of the Series A preferred stock outstanding, 80,175 shares (convertible into 400,875 common shares) are owned by or under the control of the Company's Chairman/ Chief Executive Officer.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The Series A preferred stock has a liquidation preference over the Company's common stock equal to $10 per share of Series A preferred stock, or $1,092,000 in the aggregate at September 30, 1997. The holders of the Series A preferred stock are entitled to a cumulative preferred dividend, payable quarterly, at the rate of $1.10 per share per annum. In the event the Company remains in arrears for more than two quarters, holders of the Series A preferred stock voting as a class are entitled to elect a majority of the Company's Board of Directors.

     In October 1997, an additional 18,403 shares of Series A preferred stock was converted into 92,615 shares of common stock.

  Common Stock

     In February and March 1996, the Company completed a private placement (the March Placement) of 589,375 shares of its common stock at a price of $2.00 per share, including 39,875 shares issued to the placement agent for the transaction. The March Placement generated net proceeds after offering costs of approximately $949,000. The shares sold were subject to a provision in a registration rights agreement which required the Company to issue 1/10th of a share for each share originally issued in the March Placement for each 90 day period after the closing date that the Company failed to file a registration statement with the SEC. Because of the pending offering of Bridge Debt and the November Placement, the Company was unable to file the registration statement until November 1996, and accordingly an additional 110,000 shares were issued pursuant to this provision.

     Concurrently with the March Placement, the Board of Directors authorized the exercise by the Company's Chairman/Chief Executive Officer of previously issued common stock purchase warrants to acquire 291,545 shares of the Company's common stock at $2.00 per share. Such exercise was accomplished by the issuance to the Company of a note bearing interest at 6% and due in five years. Such exercise was intended to avoid a change in ownership for tax purposes which could limit the amount of net operating losses available in any future annual period to offset taxable income of the Company.

     In November 1996, the Company completed a private placement of approximately 1.2 million shares of the Company's common stock for $3.00 per share. Each of the 1.2 million shares sold was accompanied by a redeemable warrant to purchase an additional share of the Company's common stock for $8 commencing in November 1997 (a "Class A Warrant"). After November 7, 1997, each Class A Warrant may be redeemed by the Company for $.10 when the closing bid price of the Company's common stock has been at least $12.00 for 20 consecutive trading days. A total of 350,000 Class B Warrants were granted to the placement agent in connection with the November Placement. Each Class B warrant represents the right to purchase one share of the Company's common stock for $8 commencing in November 1997, and may be redeemed by the Company after February 7, 1999, when the closing bid price of the Company's common stock has been at least $12.00 for 20 consecutive trading days.

     The November Placement was preceded by a private placement of Bridge Debt and the issuance of Bridge Warrants as described in Note 6.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Common Stock Warrants and Options

     In connection with past financing arrangements and as compensation for consulting and professional services, the Company has issued warrants and options to purchase its common stock. The following tables summarize such warrant and option activity for 1997 and 1996:

1996 ACTIVITY:

                                                       NUMBER OF                                             NUMBER OF
EXERCISE                                               WARRANTS                                              WARRANTS
 PRICE                                                OUTSTANDING                                           OUTSTANDING
  PER                    EXPIRATION                   OCTOBER 1,                               EXPIRED/    SEPTEMBER 30,
 SHARE                      DATE                         1995         GRANTED     EXERCISED    CANCELED        1996
--------                 ----------                   -----------    ---------    ---------    --------    -------------
$1.00                      Oct 95                         6,000             --       6,000          --              --
$1.50                   Oct 95-Dec 95                    33,333             --      13,332      20,001              --
$2.00                   Sep 97-Jan 98                   394,450             --     291,545          --         102,905
$2.50                     Mar 2000                       10,000             --          --          --          10,000
$2.75                   May 97-Jul 97                    83,765             --       9,000          --          74,765
$3.50                     Jul 2000                      175,000             --          --          --         175,000
$4.00                     Jul 2000                       18,750             --          --          --          18,750
$6.60                      Jul 98                        23,550             --          --          --          23,550
$8.00                     Aug 2001                           --        523,310          --          --         523,310
                                                        -------      ---------     -------      ------       ---------
                                                        744,848        523,310     319,877      20,001         928,280
                                                        =======      =========     =======      ======       =========

1997 ACTIVITY:


                                                       NUMBER OF                                             NUMBER OF
EXERCISE                                               WARRANTS                                              WARRANTS
 PRICE                                                OUTSTANDING                                           OUTSTANDING
  PER                    EXPIRATION                   OCTOBER 1,                               EXPIRED/    SEPTEMBER 30,
 SHARE                      DATE                         1996         GRANTED     EXERCISED    CANCELED        1997
--------                 ----------                   -----------    ---------    ---------    --------    -------------
$2.00                   Sep 97-Jan 98                   102,905             --      98,637          --           4,268
$2.50                     Mar 2000                       10,000             --      10,000          --              --
$2.75                   May 97-Jul 97                    74,765             --      71,531       3,234              --
$3.50                     Jul 2000                      175,000             --     175,000          --              --
$4.00                     Jul 2000                       18,750             --          --          --          18,750
$6.60                      Jul 98                        23,550             --      18,334          --           5,216
$5.688*                   Feb 2007                           --        100,000          --          --         100,000
$8.00*                    Aug 2007                           --         54,000          --          --          54,000
$10.00*                   Aug 2007                           --         54,000          --          --          54,000
$12.00*                   Aug 2007                           --         54,000          --          --          54,000
$8.00                     Aug. 2001                     523,310      1,518,833     250,000          --       1,792,143
$10.00*                   May 2002                           --         27,000          --          --          27,000
$11.00*                   June 2002                          --         50,000          --          --          50,000
$13.38*                  Sept. 2002                          --        100,000          --          --         100,000
                                                        -------      ---------     -------      ------       ---------
                                                        928,280      1,957,833     623,502       3,234       2,259,377
                                                        =======      =========     =======      ======       =========


---------------

*Indicates warrant/option is not currently exercisable.

10. STOCK OPTION AND EMPLOYEE BENEFIT PLANS

     During fiscal year 1993, the Company's Board of Directors approved a Salaried Employee Participation Plan (the "1993 Plan") and reserved an aggregate of 200,000 shares of common stock to be issued thereunder. Options issued under the 1993 Plan vest ratably over a five-year period from the date of grant. Commencing with the adoption of the 1996 Plan discussed below, no further grants of options will be made under the 1993 Plan.

     In November 1994, the stockholders of the Company approved the Company's 1994 Director Stock Option Plan (the Director Plan) and the Company's 1994 Employee Stock Option Plan (the 1994 Employee Plan) previously adopted by the Board of Directors, pursuant to which 60,000 shares and 360,000 shares, respectively, of the Company's common stock were reserved for issuance. Options issued under the Director Plan and the 1994 Employee Plan vest ratably over a five-year period from the date of grant. Commencing

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


with the adoption of the 1996 Plan discussed below, no further grants of options will be made under either the Director Plan or the 1994 Employee Plan.

     In August 1996, the Board of Directors of the Company approved the 1996 Stock Incentive Plan (the 1996 Plan). Under the 1996 Plan, various stock based incentive awards may be made including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares or deferred stock purchases. Options issued under the 1996 Plan vest ratably over a four-year period from the date of grant. The total number of shares of common stock or common stock equivalents that may be issued under the 1996 Plan is 274,320 plus an amount equal to 10% of the number of shares of common stock issued by the Company after August 15, 1996 and prior to December 31, 2000. As of September 30, 1997, a total of 478,330 shares of common stock or common stock equivalents were available for grant under the 1996 Plan. The Company has agreed with the placement agent of its November Placement that it will not grant options under the 1996 Plan to purchase more than 200,000 shares during the one year period ending July 24, 1997, or more than 100,000 shares during each of the three one year periods thereafter. In order to have grants made which qualify as incentive stock options, the 1996 Plan was approved by the Company's stockholders in March 1997.

     The activity relating to stock option issuances under the above plans are as follows for each of the two years ending September 30, 1997 and 1996:

1996 ACTIVITY:

                                                   NUMBER OF                                NUMBER OF
           EXERCISE                                 OPTIONS                                  OPTIONS
            PRICE                                 OUTSTANDING               EXERCISED/     OUTSTANDING
             PER                  EXPIRATION      OCTOBER 1,                 EXPIRED/     SEPTEMBER 30,
            SHARE                    DATE            1995        GRANTED     CANCELED         1996
------------------------------    ----------      -----------    -------    ----------    -------------
          1993 PLAN:
            $1.50                    Oct 97          45,000           --          --          45,000
            1994 DIRECTOR PLAN:
            $2.50                  Jul 2004          40,000           --          --          40,000
            1994 EMPLOYEE PLAN:
            $2.00                  Mar 2005          91,000           --      35,000          56,000
            $2.50                  Jul 2004         130,000           --      10,000         120,000
            $2.50                  Feb 2006              --       75,000          --          75,000
            $2.75                  Jul 2005          24,500           --       9,500          15,000
            $3.00                  Oct 2005              --       60,000      60,000              --
            $4.00                  Apr 2006                       26,000       7,000          19,000
                                                    -------      -------     -------         -------
                                                    330,500      161,000     121,500         370,000
                                                    =======      =======     =======         =======

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


1997 ACTIVITY:

                                                  NUMBER OF                                NUMBER OF
           EXERCISE                                OPTIONS                                  OPTIONS
             PRICE                               OUTSTANDING               EXERCISED/     OUTSTANDING      EXERCISABLE
              PER                EXPIRATION      OCTOBER 1,                 EXPIRED/     SEPTEMBER 30,    SEPTEMBER 30,
             SHARE                  DATE            1996        GRANTED     CANCELED         1997             1997
           --------              ----------      -----------    -------    ----------    -------------    -------------
                1993 PLAN:
             $1.50                   Oct 97           45,000         --        10,000           35,000           27,000
            1994 DIRECTOR PLAN:
             $2.50                 Jul 2004           40,000         --            --           40,000           40,000
            1994 EMPLOYEE PLAN:
             $2.00                 Mar 2005           56,000         --            --           56,000           28,000
             $2.50                 Jul 2004          120,000         --        10,000          110,000           80,000
             $2.50                 Feb 2006           75,000         --        45,000           30,000            7,500
             $2.75                 Jul 2005           15,000         --         7,500            7,500               --
             $4.00                 Apr 2006           19,000         --            --           19,000            4,750
        1996 STOCK INCENTIVE PLAN:
            $4.375                 Oct 2006               --    145,000         8,000          137,000               --
            $4.750                 Jan 2007               --     17,000            --           17,000               --
            $5.500                 Feb 2007               --     43,000        10,500           32,500               --
            $5.688                 Feb 2007               --     69,000            --           69,000               --
            $7.141                 Feb 2007               --     10,000            --           10,000               --
            $8.000                 Mar 2007               --      2,500            --            2,500               --
                                                 -----------    -------    ----------    -------------    -------------
                                                     370,000    286,500        91,000          565,500          187,250
                                                 ===========    =======    ==========    =============    =============

     The Company expects to continue to issue stock options to new employees as they are hired and to current employees as incentives from time to time.

     The Company has elected to follow APB Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its employee stock options rather than the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized in fiscal 1997 and 1996 associated with employee stock options. Pro forma information regarding net income and earnings per share is required by SFAS No. 123. This information is required to be determined as if the Company had accounted for its employee stock options granted subsequent to September 30, 1995, under the fair value method of that statement. The fair value of options granted in fiscal years 1997 and 1996 reported below has been estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                1997           1996
                                                              ---------      ---------
Weighted average Life.......................................  3.5 years      3.5 years
Risk-free interest rate.....................................  6.56%          6.12%
Expected volatility.........................................  72%            72%
Expected dividend yield.....................................  None           None

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The weighted average estimated fair value of employee stock options granted during 1997 and 1996

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


was $3.22 and $1.72 per share, respectively. The fair value of options granted during 1997 and 1996 under the Company's stock option plans totalled $631,000 and $255,000, respectively.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                                 1997        1996
                                                              ----------   --------
Net income (loss):
  As reported...............................................  $1,311,000   $ 40,000
  Pro forma.................................................     969,000    (45,000)
Earnings (loss) per common share:
  As reported...............................................  $      .27   $   (.04)
  Pro forma.................................................  $      .19   $   (.07)
Earnings (loss) per common share, fully diluted:
  As reported...............................................  $      .20   $   (.04)
  Pro forma.................................................  $      .15   $   (.07)

     The above SFAS No. 123 pro forma disclosures are not necessarily representative of the effect SFAS No. 123 will have on the pro forma disclosure of future years.

     During 1994, the Company established an employee savings plan pursuant to
Section 401(K) of the Internal Revenue Code. The plan provides for the employees to make tax deferred deposits into the plan to the extent of 6% of their annual base compensation. The Company matches half of the allowed employee contributions and such Company contributions amounted to $34,000 for each of the years ended September 30, 1997 and 1996.

11. COMMITMENTS AND CONTINGENCIES

  Pending Investigation

     On October 16, 1996, the Office of the U.S. Attorney in Tulsa, Oklahoma (the "U.S. Attorney"), orally informed the Company that the U.S. Attorney was conducting an independent investigation to determine whether, in the opinion of the U.S. Attorney, the Company's MegaMania bingo game constituted Class III or Class II gaming as defined in the Gaming Act, and was therefore in violation of the law or not.

     On April 8, 1997, the Company entered into a Memorandum of Understanding with the NIGC to implement certain changes to its MegaMania game. In entering into the Memorandum of Understanding and implementing the changes to its MegaMania game, the Company believed that any remaining interpretive disagreements with the U.S. Attorney over the Class II status of MegaMania would be resolved. However, subsequent to July 23, 1997, the Company and certain tribes in Oklahoma received letters from the U.S. Attorney and other U.S. Attorney offices in Oklahoma informing the Company and the tribes that such offices continue to consider the Company's MegaMania game to be an illegal Class III gaming activity. To date, no enforcement action has been instituted by the Department of Justice. If instituted, the Company intends to vigorously defend the legality of MegaMania as a Class II gaming activity.

  Litigation

     The Company is a party to various lawsuits and claims arising out of the ordinary course of its business. No accrual for potential loss has been made in the accompanying financial statements as management does not believe that the likelihood of a material loss is probable at this time.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Prize Fulfillment Firm

     In order to reduce the need for prize reserve account funds and to further reduce exposure to game deficits during periods of abnormally high rates of jackpot prize wins, MBI has engaged a related party firm specializing in prize fulfillment services to pay jackpot prizes won during the term of a prize fulfillment agreement. The prize fulfillment agreement specifies a maximum cumulative liability over the term of the contract, in exchange for fees based on gross game receipts. Prize fulfillment premiums amounted to $2,642,000 and $3,041,000 for the years ended September 30, 1997 and 1996, respectively. The current arrangements with such firm expire on December 31, 1998. There can be no assurance that the prize fulfillment agreement will be available at all or on commercially acceptable terms upon the expiration of the existing agreement.

     Under the terms of the prize fulfillment agreement, the Company is reimbursed for prizes awarded at an amount equal to the present value for the jackpot prize payments less a deductible which is $15,000 per occurrence. These prize fulfillment funds are then utilized to satisfy the obligation to the jackpot prize winner through a lump-sum cash payment or the purchase of an annuity. In those cases where the prize winner elects an annuity, the obligation has historically been discharged by purchasing annuity contracts from insurance companies rated by A.M. Best as A+, with the prize winner listed as the sole beneficiary. Purchased annuity contracts entered into by AGE prior to April 15, 1994, which provide for various insurance companies to make payments directly to prize winners over a specified period of time in the aggregate amount of approximately $6,085,000 are outstanding at September 30, 1997. The outstanding amounts include 22 annuity contracts aggregating approximately $5,055,000 which were purchased from an insurance carrier that is currently under an Order of Rehabilitation to the Michigan State Commissioner of Insurance. Under this Order, payments under all such contracts will continue until ordered otherwise by the State of Michigan. It is unknown at this time as to whether further court actions will result in reductions in amounts owed under these annuity contracts. There can be no assurance that this or any other insurance company responsible for outstanding annuities will continue to fulfill all their obligations under the annuity contracts.

     The Company is not responsible for any obligations to prize winners prior to April 15, 1994, whether in lieu of annuities or in respect of shortfalls on annuities or otherwise (except for specifically assumed liabilities which amounted to approximately $77,000 at September 30, 1997). Further, the Company is not responsible for prize annuities awarded during the period April 15, 1994 through December 22, 1994, except as to the obligation to discharge obligations of the MegaBingo operations with the assets of the MegaBingo operation and under the indemnification provisions of the AGE Services Agreement. The present value, at September 30, 1997, of the prize annuities awarded from April 15, 1994 to December 22, 1994, which are not reflected in the financial statements, is $214,000. The present value of the prize annuities and market value of the related treasury investments at September 30, 1997 of prize annuities awarded subsequent to December 23, 1994 through September 30, 1997 was approximately $1,527,000, which has been reflected as restricted investments and other long-term liabilities in the accompanying financial statements.

     Beginning in August 1994, the Company began a policy of funding prize annuities with United States Treasury Bills with maturities which correspond to the due dates of the annuity payments. Under its arrangements with the prize fulfillment firm, the prize fulfillment firm purchases the treasury securities and administrates payments to the winners. The Company believes that this annuity payment structure will minimize the risk of annuity defaults on future prizes awarded.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Operating Leases

     The Company leases its executive offices and other corporate offices under non-cancelable operating leases. Future minimum rentals by fiscal year under these arrangements are as follows:

1998...............................................  127,000
1999...............................................  113,000
2000...............................................   94,000
2001...............................................   94,000
2002...............................................    8,000

     Rental expense during fiscal years 1997 and 1996 amounted to $131,000 and $117,000, respectively.

12. RELATED PARTY TRANSACTIONS

     In June 1997, Graves Properties, Ltd., a limited partnership controlled by Gordon T. Graves, the Company's Chairman and Chief Executive Officer, formed Equipment Purchasing L.L.C. ("EPLLC") for the purpose of purchasing MegaMania player stations from the Company and leasing the stations to Indian tribes. In June 1997, EPLLC purchased approximately 100 MegaMania player stations from the Company for a total purchase price of $637,347, payable in two promissory notes of EPLLC, one a short term note in the principal amount of $400,000 bearing interest at approximately 7% per annum, and the other a 12% note in the principal amount of $237,344 due in two years, with interest only payable monthly. In December 1997, EPLLC paid the short term note in full. The purchased equipment has been leased to a tribe under terms where the Company receives a percentage of the revenues generated by the equipment in consideration of providing the equipment and the MegaMania game to the tribe. The Company and EPLLC have agreed to a sharing of such percentage of revenues, with EPLLC receiving a share equal to the greater of a fixed percentage amount or such amount as is necessary to satisfy EPLLC's monthly payment on the purchase note due the Company and to amortize on a monthly basis the cash contributed to EPLLC by Graves Properties, Ltd.

     In September 1997, EPLLC purchased approximately 345 MegaMania player stations from the Company for a total purchase price of approximately $1,800,000, of which $990,000 was paid in cash in December 1997, and the balance with a 12% note of EPLLC in the principal amount of $810,000 due in two years, with interest only payable monthly. The purchased equipment has been leased to five different tribes under terms where the Company receives a percentage of the revenues generated by the equipment which is shared with EPLLC under terms consistent with those of the June 1997 sale discussed above.

     In connection with the sales of the electronic player stations to EPLLC, the Company recorded revenues of $2,436,000 during the year ended September 30, 1997 with related costs of sales of $1,183,000.

     As an inducement to consummate the June 1997 sale, the Company issued to EPLLC 50,000 warrants to purchase common stock at an exercise price of $11.00 per share, which was the market value of the common stock on the date of issuance. The estimated fair market value (as determined by an investment banker) of these warrants is $2,500 and has been recorded as additional cost of sales. As an inducement to consummate the September 1997 sale, the Company issued to EPLLC 100,000 warrants to purchase common stock at an exercise price of $13.38 per share which was the market value of the common stock on the date of issuance. The estimated fair market value (as determined by an investment banker) of these warrants is $5,000 and has been recorded as additional cost of sales. The warrants will become exercisable one year after the date of issue and expire five years after the date of issue. The warrants are redeemable by the Company at $.10 per share if the closing price of the common stock for 20 consecutive trading days has been at least 150% of the applicable exercise price.

                    MULTIMEDIA GAMES, INC. AND SUBSIDIARIES



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     In connection with the sale of the equipment, the Company also entered into a two year management agreement with EPLLC whereby the Company is responsible for proposing, establishing and modifying the MegaMania game procedures and the related game accounting procedures; supervising and administering the rental agreement with the Indian tribe; using its best efforts to re-lease the purchased equipment to other parties if the present rental agreement is terminated; collecting all rents due under the rental agreement; performing all necessary repairs and maintenance, but not bearing any risk of loss for damages; conducting necessary marketing; maintaining insurance; and paying all sales and use taxes and performing other administrative functions. As compensation for these services, the Company will receive $10.00 per electronic player station as a re-leasing fee and $10.00 per electronic player station per month as a management fee. The Company has the option to repurchase the equipment at its then fair market value if after giving effect to the payment of such repurchase price and the net rental income received by EPLLC, EPLLC has received a 20% internal rate of return.

13. MEGAMANIA LEASES

     The Company sells its electronic player stations to its customers for cash or through revenue sharing arrangements. Under the revenue sharing arrangements, a portion of the revenue from the player stations is paid to the Company until the sales price of the unit, plus interest, is recovered. Approximately $64,000 was received under such provisions during 1996 and $1,786,000 in 1997. Outstanding principal under equipment sales pursuant to such revenue sharing arrangements amounted to $2,969,000 at September 30, 1997. Generally, title to the player stations transfers to the lessee at the end of the lease period. Revenue from the equipment sales pursuant to revenue sharing is recorded as revenue as it is earned because the Company generally must continue to operate the MegaMania network in order to realize the sales proceeds. There can be no assurance that the Company will realize the entire amount of $2,969,000 at September 30, 1997, because customers could elect to remove the player stations prior to their being fully paid for or because the economic performance of the player stations at a particular location is not sufficient to amortize the principal of the revenue sharing obligation.

     The cost and net book value at September 30, 1997 of MegaMania lease equipment amounted to $3,285,000 and $2,681,000, respectively. MegaMania lease equipment is depreciated over a three year period unless the rate of payments being received indicates transfer of title will occur to the lessee on a more rapid rate.

14. CONCENTRATIONS OF CREDIT RISK

     The Company maintains its cash in bank deposit accounts which at times may exceed the federal depository insurance limits. As of September 30, 1997 and 1996, the Company had concentrations of cash in one bank totaling $1,499,000 and $1,397,000, respectively. The Company has not experienced any losses on such accounts in the past.

     Accounts receivable represent short-term credit granted to customers for which collateral is generally not required. Substantially all of the Company's accounts receivable are from Native American Indian tribes or their gaming enterprises. Additionally, a large percentage of these tribes have their reservations and gaming operations in the state of Oklahoma. Despite the industry and geographic concentrations related to the Company's customers, due to the historical experience of the Company on receivable collections, management considers credit risk limited with respect to accounts receivable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See "Disclosure of Commission Position on Indemnification For Securities Act Liabilities" in the Prospectus.

     The directors and officers of the Company are entitled to indemnification by the Selling Securityholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to the Company by such Selling Securityholder.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses in connection with the distribution of the securities being registered:

Securities and Exchange Commission Registration Fee.........  $  8,354
Accounting Fees and Expenses................................    17,500
Attorneys' Fees and Expenses................................    30,000
Printing Fees and Expenses..................................    22,500
Blue Sky Fees and Expenses..................................     2,000
Nasdaq Listing Fees.........................................     7,500
Miscellaneous...............................................    12,146
                                                              --------
          Total.............................................  $100,000
                                                              ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In February 1997, the Company granted an option to purchase 100,000 shares of Common Stock at an exercise price of $5.688 per share to an independent contractor for services rendered to the Company. The transaction was not registered under the Securities Act in reliance upon the exemption contained in
Section 4(2) of the Securities Act.

     In August 1997, the Company granted three separate options to purchase 54,000 shares of Common Stock exercise prices of $8.00, $10.00 and $12.00 per share, respectively. to an independent contractor for services rendered to the Company. The transaction was not registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act.

     In November 1996, the Company completed a private placement (the "November Placement") for cash and the conversion of the Bridge Notes (described below) of 1,158,833 shares of Common Stock and 1,158,833 Redeemable Common Stock Purchase Warrants (the "Placement Warrants") at a purchase price of $3.00 per share of Common Stock to a group of accredited investors. Each Placement Warrant entitled the holder thereof to purchase one share of Common Stock at $8.00 per share (subject to adjustments) at any time on and after August 7, 1997 and prior to the November 12, 2001 expiration of the Placement Warrants. The Placement Warrants were redeemable by the Company for $.10 per Warrant after August 7, 1997, if the closing bid price of the Company's Common Stock has been at least $12.00 for 20 consecutive trading days. Walsh Manning acted as the placement agent for the Company in connection with the November Placement and received 350,000 Redeemable Common Stock Purchase Warrants (the "Placement Agent Warrants"), a commission of $347,650 and a nonaccountable expense allowance of $104,295. The November Placement was not registered under the Securities Act in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 501 of Regulation D promulgated thereunder.

     In August 1996, the Company consummated the private placement (the "Bridge Placement") for cash of $800,000 principal amount of 10.5% notes due August 7, 1997 (the "Bridge Notes") and 360,000 Redeemable Common Stock Purchase Warrants (the "Bridge Warrants") to a group of accredited investors. The Bridge Notes were converted into shares of Common Stock and Placement Warrants in connection with the November Placement at a conversion rate of $3.00 principal amount of Bridge Note for one share of Common Stock and one Bridge Warrant. Walsh Manning acted as placement agent for the Company in connection with the Bridge Placement and received 173,310 Redeemable Common Stock Purchase Warrants (the "Bridge Placement Warrants"), commissions of $40,000 and an unaccountable expense allowance of $12,000. The Bridge Placement was not registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act and Rule 501 of Regulation D promulgated thereunder.

     In June 1997, the Placement Warrants and the Bridge Warrants were amended to become the Class A Warrants and the Placement Agent Warrants and the Bridge Placement Warrants were amended to become the Class B Warrants.

     In August 1996, the Company sold 125,000 shares of Common Stock at $2.75 per share to each of Frank J. Skelly, III and Craig Gross. Messrs. Skelly and Gross are the principal owners of EAB Associates, LLC, which in turn is the principal owner of Walsh Manning. Payment of the purchase price for the shares was a 10.5% promissory note of each purchaser payable on August 7, 1997. The transaction was not registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act.

     In March 1996, the Company consummated the private placement (the "March 1996 Placement") for cash of 550,000 shares of Common Stock at $2.00 per share to a group of accredited investors. G-V Capital acted as placement agent for the Company in connection with the March 1996 Placement and received 39,375 shares of Common Stock, commissions of $82,500 and an unaccountable expense allowance of $27,500. Pursuant to the terms of the March 1996 Placement, the Company agreed to issue additional shares of Common Stock in the event the Company failed to file a registration statement with the Commission. As a result of such provision, the Company issued an additional 117,875 shares of Common Stock. The March 1996 Placement and subsequent issuance of the additional shares was not registered under the Securities Act in reliance upon the exemption contained in
Section 4(2) of the Securities Act and Rule 501 of Regulation D promulgated thereunder.

     In August 1996, the Company adopted its 1996 Stock Incentive Plan (the "1996 Plan") pursuant to which, through September 30, 1997, options to purchase 277,000 shares of Common Stock at prices ranging from $4.375 to $8.00 per share have been granted and remain outstanding.

     On March 11, 1997, the Company registered under the Securities Act the shares and options subject to the forgoing Plans on Form S-8.

     During 1996, Gordon T. Graves, the Company's Chairman and Chief Executive Officer, exercised warrants to purchase 291,545 shares of Common Stock at $2.00 per share. Such exercise was accomplished by the issuance to the Company of Mr. Graves' promissory note due in five years and bearing interest at 6% per annum. Also during 1996, Gordon T. Sjodin, a Vice President of the Company, exercised for cash 2,500 warrants to purchase Common Stock at $1.50 per share. Such issuances were not registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act.

     In July 1995, the Company issued (i) 100,000 shares of Common Stock to Graff Pay-Per-View, Inc. ("Graff") at $2.75 per share (the "Graff Shares"), (ii) 175,000 shares of Common Stock to Graff for cash at $2.25 per share upon the exercise of a Common Stock purchase warrant granted to Graff in July 1995, and
(iii) 175,000 Common Stock Purchase Warrants to Graff exercisable at $3.50 per share (the "Graff Warrant"). The consideration for the issuance of the Graff Shares was a 6.37% promissory note of Graff due in August 1996. The consideration for the issuance of the Graff Warrant was the exercise by Graff of the warrant referred to in clause (ii) above. The issuances to Graff were not registered under the Securities Act in reliance upon the exemption contained in
Section 4(2) of the Securities Act.

     In January, 1995, Mr. Graves (including a limited partnership controlled by Mr. Graves), Mr. Sjodin, Larry D. Montgomery, the President of the Company, and Michael E. Newell, a Vice President of the

Company, along with other non-employee accredited investors, exchanged certain outstanding subordinated notes due them by the Company for shares of the Company's Series A Preferred Stock, at the exchange price of $10 principal amount of such notes for each share of Series A Preferred Stock. In connection with such exchange, the Company issued 136,318 shares of Series A Preferred Stock and its substitute warrants, exercisable at $2.00 per share and expiring in January 1998, for other warrants held by such parties. Such issuances were not registered under the Securities Act in reliance upon the exemption contained in Section 4(2) of the Securities Act.

     During the three months ended September 30, 1997, the Company issued 45,682 shares of Common Stock at a price of $2.00 per share upon the exercise of warrants granted in January 1995 in transactions exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

     During the six months ended June 30, 1997, the Company issued 263,683 shares of Common Stock in transactions exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as follows:

          (a) 125,000 shares upon the conversion of 25,126 shares of Series A Preferred Stock originally issued in January 1995.

          (b) 8,531 shares at a price of $2.75 per share upon the exercise of warrants originally issued in July 1994.

          (c) 10,000 shares at a price of $2.50 per share upon the exercise of warrants originally issued in February 1995.

          (d) 18,334 shares at a price of $6.00 per share upon the exercise of warrants originally issued in July 1993.

          (e) 45,682 shares at a price of $2.00 per share upon the exercise of warrants originally issued in January 1995.

          (f) 1,506 shares for services rendered.

          (g) 54,000 shares at a price of $2.75 per share upon the exercise of warrants originally issued in May 1994.

     In May 1997, the Company issued warrants to purchase 27,000 shares of Common Stock at $10.00 per share. The warrants become exercisable in May 1998 and expire in May 2002. The warrants were issued to a consultant for services rendered in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

     In June 1997, the Company issued warrants to purchase 50,000 shares of Common Stock at $11.00 per share. The warrants become exercisable in June 1998 and expire in June 2002. The warrants were issued to a company owned and controlled by Gordon T. Graves, the Chairman and Chief Executive Officer of the Company, as an inducement to purchase electronic player stations from the Company. The issuance of the warrants was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.


     In September 1997, the Company issued warrants to purchase 100,000 shares of Common Stock at $13.38 per share. The warrants become exercisable in September 1998 and expire in September 2002. The warrants were issued to a company owned and controlled by Gordon T. Graves, the Chairman and Chief Executive Officer of the Company, as an inducement to purchase electronic player stations from the Company. The issuance of the warrants was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

ITEM 27. EXHIBITS

        EXHIBIT
          NO.                                        TITLE                              LOCATION
        -------                                      -----                              --------
          3.1             -- Amended and Restated Articles of Incorporation                (5)
          3.2             -- Bylaws                                                        (1)
          5.1             -- Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson
                             re Legality                                                   (3)
         10.1             -- Form of Integrated Services Agreement                         (1)
         10.2             -- Contingent Grand Prize Risk Assumption Agreement dated
                             October 1, 1995, between the Company and SCA Promotions,
                             Inc.                                                          (2)
         10.3             -- Lease Agreement dated October 10, 1996, between the
                             Company and Intervest-Southern Oaks LP                        (2)
         10.4             -- Form of 1992-3 Warrant Certificate Issued by the Company      (1)
         10.5             -- Form of 1995 Warrant Certificate Issued by the Company        (1)
         10.6             -- Form of Bridge Warrant                                        (2)
         10.7             -- Form of Private Placement Warrant                             (2)
         10.8             -- Form of Bridge Note                                           (2)
         10.9             -- Registration Rights Agreement dated January 23, 1995
                             between the Company and holders of 1994 Original Warrants     (1)
         10.10            -- Registration Rights Agreement dated January 23, 1995
                             between the Company and holders of 1995 Substitute
                             Warrants                                                      (1)
         10.11            -- Registration Rights Agreement among the Company and
                             holders of Bridge Warrants and Private Placement Warrants     (2)
         10.12            -- Stock Option Agreement dated October 24, 1992 between the
                             Company and Larry Montgomery                                  (1)
         10.13            -- 1994 Employee Stock Option Plan                               (1)
         10.14            -- 1994 Director Stock Option Plan                               (1)
         10.15            -- 1996 Stock Incentive Plan                                     (2)
         10.16            -- Unit Purchase Agreement dated August 14, 1996 between the
                             Company and the AGN Investor Group                            (2)
         10.17            -- Right of First Refusal Agreement dated August 14, 1996
                             between the Company and the AGN Investor Group                (2)
         10.18            -- Put/Call Agreement dated August 14, 1996 between the
                             Company and AGN Venturer LLC                                  (2)
         10.19            -- Registration Rights Agreement between the Company and AGN
                             Venturer LLC                                                  (2)
         10.20            -- Limited Liability Company Agreement of AGN Venturer LLC       (2)
         10.21            -- Limited Liability Company Agreement of American Gaming
                             Network LLC                                                   (2)
         10.22            -- Certificate of Merger of American Gaming Network LP into
                             American Gaming Network LLC                                   (2)
         10.23            -- Form of Several Guaranty of AGN Investor Group                (2)
         10.24            -- Purchase Agreement dated June 25, 1996 between the
                             Company and Graff Pay-Per-View, Inc. ("Graff")                (2)
         10.25            -- Registration Rights Agreement between the Company and
                             Graff                                                         (2)
         10.26            -- Form of Stock Purchase Agreement between the Company and
                             Frank J. Skelly, III and Craig Gross                          (2)
         10.27            -- Form of Registration Rights Agreement between the Company
                             and Frank J. Skelly, III and Craig Gross                      (2)
         10.28            -- Placement Agency Agreement dated July 24, 1996 between
                             the Company and Walsh, Manning Securities, Inc.               (2)
         10.29            -- Placement Agency Agreement dated January 29, 1996 between
                             the Company and G-V Capital Corp.                             (2)

        EXHIBIT
          NO.                                        TITLE                              LOCATION
        -------                                      -----                              --------
         10.30            -- Press Release dated April 9, 1997                             (5)
         10.31            -- Memorandum of Understanding with NIGC                         (5)
         10.32            -- July 10, 1996 letter from the NIGC to the Company             (4)
         10.33            -- April 9, 1997 letter from the NIGC to the Company             (4)
         10.34            -- May 12, 1997 letter from the NIGC to the Company              (4)
         10.35            -- Form of Amendment to Warrants                                 (3)
         10.36            -- July 23, 1997 Advisory Opinion of the NIGC                    (3)
         10.37            -- Form of Class A Warrant                                       (7)
         10.38            -- Form of Class B Warrant                                       (7)
         10.39            -- Warrant Agreement dated November 12, 1996 between the
                             Company and Corporate Stock Transfer, as Warrant Agent        (7)
         10.40            -- Amendment to Warrant Agreement, dated July 18, 1997           (7)
         10.41            -- Press Release issued January 2, 1998                          (6)
         10.42            -- Press Release issued January 5, 1998                          (6)
         10.43            -- Complaint For Declaratory Relief filed in the Northern
                             District of Oklahoma on January 5, 1999                       (6)
         21.1             -- Subsidiaries of Registrant                                    (8)
         23.1             -- Consent of Coopers & Lybrand L.L.P.                           (9)
         24.1             -- Power of Attorney (included on page II-8)                     (3)

---------------

(1) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1994.

(2) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1996.

(3) Previously filed herewith.

(4) Indicates incorporated by reference to the Company's Registration Statement on Form S-3, filed with the Commission on June 3, 1997.

(5) Indicates incorporated by reference to the Company's Form 10-QSB filed with the Commission for the quarter ended March 31, 1997.

(6) Indicates incorporated by reference to the Company's Report on Form 8-K, filed with the Commission on January 6, 1997.

(7) Incorporated by reference to the Company's registration statement on Form 8-A, filed with the Commission on July 29, 1997.

(8) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1997.

(9) Filed herewith.

ITEM 28. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on SB-2 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 27th day of January, 1998.


                                        MULTIMEDIA GAMES, INC.

                                        By:       /s/ GORDON T. GRAVES
                                           -------------------------------------
                                                  Name: Gordon T. Graves
                                               Title: Chairman of the Board

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                /s/ GORDON T. GRAVES                     Chairman of the Board   Dated: January 27, 1998
-----------------------------------------------------    Chief Executive
                  Gordon T. Graves                       Officer and Director

                          *                              Director                Dated: January 27, 1998
-----------------------------------------------------
                 Larry D. Montgomery

                          *                              Vice President,         Dated: January 27, 1998
-----------------------------------------------------    Controller and Chief
                  Frederick E. Roll                      Financial Officer

                                                         Director                Dated: January 27, 1998
-----------------------------------------------------
                   Thomas Sarnoff

                          *                              Director                Dated: January 27, 1998
-----------------------------------------------------
                  Gregory N. Stern

               /s/ * FREDERICK E. ROLL
-----------------------------------------------------
                By: Frederick E. Roll
                  Attorney-In-Fact

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                        TITLE                              LOCATION
        -------                                      -----                              --------
          3.1             -- Amended and Restated Articles of Incorporation                (5)
          3.2             -- Bylaws                                                        (1)
          5.1             -- Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson
                             re Legality                                                   (3)
         10.1             -- Form of Integrated Services Agreement                         (1)
         10.2             -- Contingent Grand Prize Risk Assumption Agreement dated
                             October 1, 1995, between the Company and SCA Promotions,
                             Inc.                                                          (2)
         10.3             -- Lease Agreement dated October 10, 1996, between the
                             Company and Intervest-Southern Oaks LP                        (2)
         10.4             -- Form of 1992-3 Warrant Certificate Issued by the Company      (1)
         10.5             -- Form of 1995 Warrant Certificate Issued by the Company        (1)
         10.6             -- Form of Bridge Warrant                                        (2)
         10.7             -- Form of Private Placement Warrant                             (2)
         10.8             -- Form of Bridge Note                                           (2)
         10.9             -- Registration Rights Agreement dated January 23, 1995
                             between the Company and holders of 1994 Original Warrants     (1)
         10.10            -- Registration Rights Agreement dated January 23, 1995
                             between the Company and holders of 1995 Substitute
                             Warrants                                                      (1)
         10.11            -- Registration Rights Agreement among the Company and
                             holders of Bridge Warrants and Private Placement Warrants     (2)
         10.12            -- Stock Option Agreement dated October 24, 1992 between the
                             Company and Larry Montgomery                                  (1)
         10.13            -- 1994 Employee Stock Option Plan                               (1)
         10.14            -- 1994 Director Stock Option Plan                               (1)
         10.15            -- 1996 Stock Incentive Plan                                     (2)
         10.16            -- Unit Purchase Agreement dated August 14, 1996 between the
                             Company and the AGN Investor Group                            (2)
         10.17            -- Right of First Refusal Agreement dated August 14, 1996
                             between the Company and the AGN Investor Group                (2)
         10.18            -- Put/Call Agreement dated August 14, 1996 between the
                             Company and AGN Venturer LLC                                  (2)
         10.19            -- Registration Rights Agreement between the Company and AGN
                             Venturer LLC                                                  (2)
         10.20            -- Limited Liability Company Agreement of AGN Venturer LLC       (2)
         10.21            -- Limited Liability Company Agreement of American Gaming
                             Network LLC                                                   (2)
         10.22            -- Certificate of Merger of American Gaming Network LP into
                             American Gaming Network LLC                                   (2)
         10.23            -- Form of Several Guaranty of AGN Investor Group                (2)
         10.24            -- Purchase Agreement dated June 25, 1996 between the
                             Company and Graff Pay-Per-View, Inc. ("Graff")                (2)
         10.25            -- Registration Rights Agreement between the Company and
                             Graff                                                         (2)
         10.26            -- Form of Stock Purchase Agreement between the Company and
                             Frank J. Skelly, III and Craig Gross                          (2)
         10.27            -- Form of Registration Rights Agreement between the Company
                             and Frank J. Skelly, III and Craig Gross                      (2)
         10.28            -- Placement Agency Agreement dated July 24, 1996 between
                             the Company and Walsh, Manning Securities, Inc.               (2)
         10.29            -- Placement Agency Agreement dated January 29, 1996 between
                             the Company and G-V Capital Corp.                             (2)

        EXHIBIT
          NO.                                        TITLE                              LOCATION
        -------                                      -----                              --------
         10.30            -- Press Release dated April 9, 1997                             (5)
         10.31            -- Memorandum of Understanding with NIGC                         (5)
         10.32            -- July 10, 1996 letter from the NIGC to the Company             (4)
         10.33            -- April 9, 1997 letter from the NIGC to the Company             (4)
         10.34            -- May 12, 1997 letter from the NIGC to the Company              (4)
         10.35            -- Form of Amendment to Warrants                                 (3)
         10.36            -- July 23, 1997 Advisory Opinion of the NIGC                    (3)
         10.37            -- Form of Class A Warrant                                       (7)
         10.38            -- Form of Class B Warrant                                       (7)
         10.39            -- Warrant Agreement dated November 12, 1996 between the
                             Company and Corporate Stock Transfer, as Warrant Agent        (7)
         10.40            -- Amendment to Warrant Agreement, dated July 18, 1997           (7)
         10.41            -- Press Release issued January 2, 1998                          (6)
         10.42            -- Press Release issued January 5, 1998                          (6)
         10.43            -- Complaint For Declaratory Relief filed in the Northern
                             District of Oklahoma on January 5, 1999                       (6)
         21.1             -- Subsidiaries of Registrant                                    (8)
         23.1             -- Consent of Coopers & Lybrand L.L.P.                           (9)
         24.1             -- Power of Attorney (included on page II-8)                     (3)

---------------

(1) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1994.

(2) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1996.

(3) Previously filed herewith.

(4) Indicates incorporated by reference to the Company's Registration Statement on Form S-3, filed with the Commission on June 3, 1997.

(5) Indicates incorporated by reference to the Company's Form 10-QSB filed with the Commission for the quarter ended March 31, 1997.

(6) Indicates incorporated by reference to the Company's Report on Form 8-K, filed with the Commission on January 6, 1997.

(7) Incorporated by reference to the Company's registration statement on Form 8-A, filed with the Commission on July 29, 1997.

(8) Indicates incorporated by reference to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1997.


(9) Filed herewith.